Exhibit 10.17

LIMITED LIABILITY COMPANY AGREEMENT

OF

GCE MEXICO I, LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.  ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, THE TERMS AND CONDITIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

LIMITED LIABILITY COMPANY AGREEMENT

OF

GCE MEXICO I, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This Limited Liability Company Agreement is made as of April 23, 2008, by and among Stewart Resnick and Lynda Resnick, as trustees of the Stewart and Lynda Resnick Revocable Trust dated December 27, 1998, as amended, Selim Zilkha, as trustee of the Selim K. Zilkha Trust, Michael Zilkha, as trustee of the DMZ 2000 Trust, Michael Zilkha, as trustee of the LLZ 2000 Trust, Nadia Z. Wellisz, as trustee of the JW 2000 Trust, Nadia Z. Wellisz, as trustee of the DW 2000 Trust and Global Clean Energy Holdings, Inc., a Utah corporation, with reference to the following facts:

A. The parties desire to form GCE Mexico I, LLC as a limited liability company under the laws of the State of Delaware and, to that end, have filed a Certificate of Formation for the Company with the Delaware Secretary of State.

B. The parties now desire to adopt a limited liability company agreement to govern their respective rights and obligations as members and as the manager of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is acknowledged, the parties agree that the following shall be the Limited Liability Company Agreement of the Company.

ARTICLE I

DEFINITIONS

When used in this Agreement, the following terms have the following meanings:

1.1 “Act” means the Limited Liability Company Act of the State of Delaware.

1.2 “Adjusted Capital Account” of a Member means the Capital Account of that Member increased by the Member’s share of Company Minimum Gain and Member Minimum Gain.

1.3 “Adjusted Capital Contribution” of a Member means the excess of (a) that Member’s Capital Contribution to the Company, over (b) the Distributions to the Member under Section 6.10(b) and the Distributions under Section 10.5(a) that shall constitute return of capital Distributions. Distributions to a Member under Section 10.5(a) first shall constitute return of capital Distributions to the extent that these Distributions reduce the Member’s Adjusted Capital Contribution to an amount not less than zero, and thereafter Distributions under Section 10.5(a) shall constitute Distributions of Unpaid Preferred Return to the extent that these Distributions reduce the Member’s Unpaid Preferred Return to an amount not less than zero.

1.4 “Affiliate” of a Member or Manager means (a) a Person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with that Member or Manager; (b) an officer, director, trustee, partner, member or immediate family member of that Member or Manager; or (c) a member of the immediate family of an officer, director, trustee, partner or member of that Member or Manager; provided, however, that (i) neither the Company nor any of its Subsidiaries will be deemed an Affiliate of a Member or Manager and (ii) neither a Member nor a Manager nor any of their respective Affiliates will be deemed an Affiliate of the Company or any of the Company’s Subsidiaries.  For these purposes “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership  of voting securities, by contract or otherwise.

1.5 “AGC” means ASIDEROS GLOBALES CORPORATIVO, a wholly-owned Subsidiary of the Company formed under the laws of Mexico.

1.6 “Agreement”. means this Limited Liability Company Agreement of GCE Mexico I, LLC, as originally executed and as amended from time to time.

1.7 “Applicable Purchase Price” has the meaning specified in Section 5.3(d).

1.8 “Bankruptcy” of a Person means the institution of any proceedings under any federal or state law for the relief of debtors, including the filing by or against that Person of a voluntary or involuntary case under the federal bankruptcy law, which proceedings, if involuntary, are not dismissed within sixty (60) days after their filing; an assignment of the property of that Person for the benefit of creditors; the appointment of a receiver, trustee or conservator of any substantial portion of the assets of that Person, which appointment, if obtained ex parte, is not dismissed within sixty (60) days thereafter; the seizure by a sheriff, receiver, trustee or conservator of any substantial portion of the assets of that Person; the failure by that Person generally to pay its debts as they become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court; or that Person’s admission in writing of its inability to pay its debts as they become due.

1.9 “Bona Fide Offer” means an offer in writing to a Member offering (subject to no financing contingencies) to purchase all or any part of that Member’s Membership Interest or any interest therein and setting forth all of the material terms and conditions of the proposed purchase from an offeror who is ready, willing and able to consummate the purchase and who is neither the Company nor an Affiliate of that Member.

1.10 “Board” means the Board of Directors of the Company established pursuant to Section 5.1(a) and consisting of all of the Board Members.

1.11 “Board Member” means each member of the Board appointed by the Members pursuant to Section 5.1(a).

1.12 “Budget” means the budget for the operations of the Company and its Subsidiaries for a Fiscal Year, including without limitation, clearing, planting and farm management and all activities relating thereto (but excluding the cost of acquiring any real estate), setting forth month by month information for such Fiscal Year.  The initial Budget approved by the Members is attached hereto as Exhibit B.

1.13 “Business Day” means any day of the year in which banks are not required or authorized to close in Los Angeles, California.

1.14 “Capital Account” of a Member means the capital account of that Member determined from the inception of the Company strictly in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations.  In the event that assets of the Company other than cash are distributed to a Member in kind, Capital Accounts shall be adjusted for the hypothetical “book” gain or loss that would have been realized by the Company if the distributed assets had been sold for their Fair Market Values in a cash sale (in order to reflect unrealized gain or loss).  In the event of the liquidation of the Company, Capital Accounts shall be adjusted for the hypothetical “book” gain or loss that would have been realized by the Company if all Company assets had been sold for their Fair Market Values in a cash sale (in order to reflect unrealized gain or loss).  In the event of the liquidation of the Company, Capital Accounts shall be adjusted for the hypothetical “book” gain or loss that would have been realized by the Company if all Company assets had been sold for their Fair Market Values in a cash sale (in order to reflect unrealized gain or loss). There shall be only one Capital Account for each Member, regardless of whether the Member owns more than one class of interest in the Company.

1.15 “Capital Contribution” of a Member, at any particular time, means the amount of money or property which that Member has theretofore contributed to the capital of the Company.

1.16 “Certificate of Formation” means the Certificate of Formation of the Company as filed under the Act with the Delaware Secretary of State.

1.17 “Closing” has the meaning specified in Section 7.8.

1.18 “Code” means the Internal Revenue Code of 1986.

1.19 “Common Member” means a Member who holds Common Units.

1.20 “Common Unit” means a unit of Membership Interest having the rights and obligations specified with respect to Common Units in this Agreement.

1.21 “Company” means GCE Mexico I, LLC, a Delaware limited liability company.

1.22 “Company Minimum Gain” with respect to any taxable year of the Company means the “partnership minimum gain” of the Company as determined for “book” purposes and computed strictly in accordance with the principles of Section 1.704-2(d) of the Treasury Regulations.

1.23 “Distributable Cash” at any time means that portion of the cash then on hand or in bank accounts of the Company which the Board deems available for distribution to the Members, taking into account (a) the amount of cash required for the payment of all current expenses, liabilities and obligations of the Company (whether for expense items, capital expenditures, improvements, retirement of indebtedness or otherwise), including, without limitation, all accrued interest and any other amounts payable under the Land Acquisition Loans, and (b) the amount of cash necessary to establish prudent reserves for the payment of future capital expenditures, improvements, retirements of indebtedness, amounts that will become payable under the Land Acquisition Loans, operations and contingencies, known or unknown, liquidated or unliquidated, including, but not limited to, liabilities which may be incurred in litigation and liabilities undertaken pursuant to the indemnification provisions of this Agreement.  Notwithstanding anything in this Agreement to the contrary, Distributable Cash shall be computed so that, after the distribution of Distributable Cash under Sections 6.10(a) and (b), one dollar of cash of the Company shall be applied to the Land Acquisition Loans and shall be treated as current indebtedness of the Company for every one dollar of Distributable Cash available for distribution to Members under Section 6.10(c); this sentence shall apply until all principal, accrued interest and other amounts payable under the Land Acquisition Loans have been paid.

1.24 “Distribution” means the transfer of money or property by the Company to one or more Members without separate consideration.

1.25 “Economic Interest” means a share, expressed as a percentage, of one or more of the Company’s Net Profits, Net Losses, Tax Credits, Distributable Cash or other Distributions, but does not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company or the right to information concerning the business and affairs of the Company.

1.26 “Economic Risk of Loss” means the economic risk of loss within the meaning of Section 1.752-2 of the Treasury Regulations.

1.27 “Exculpatory Liability” means a liability that is treated as an “exculpatory liability” pursuant to Part V.B of Treasury Decision 8385, 56 Federal Register 66978-66995 (December 27, 1991).

1.28 “Fair Market Value” means, with respect to an asset or group of assets, the price at which that asset or group of assets would be sold for cash payable at closing between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts concerning the asset or group of assets and neither acting under any compulsion to buy or sell.

1.29 “Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

1.30 “Former Member” has the meaning specified in Section 8.2.

1.31 “Former Member’s Interest” has the meaning specified in Section 8.2.

1.32 “GCE” means Global Clean Energy Holdings, Inc. or any permitted successor-in-interest to some or all of its Membership Interest.

1.33 “GCE ROFO Notice” has the meaning specified in Section 7.6(b).

1.34 “GCE ROFR Notice” has the meaning specified in Section 7.6(b).

1.35 “Land Acquisition Loan” has the meaning specified in Section 3.2(a).

1.36 “Lender” has the meaning specified in Section 3.2(b).

1.37 “Manager” shall mean GCE or any successor manager approved by the Preferred Members pursuant to Section 5.2(e) or unanimously approved by all of the Board Members.

1.38 “Member” means each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Certificate of Formation or this Agreement or is a transferee of a Member who has become a Member in accordance with ARTICLE VII, and (b) has not suffered a Membership Termination Event or Transferred its entire Membership Interest in accordance with the provisions of ARTICLE VII.

1.39 “Member IP” has the meaning specified in Section 5.8(b).

1.40 “Member Minimum Gain” has the meaning given to the term “partner nonrecourse debt minimum gain” in Section 1.704-2(i) of the Treasury Regulations.

1.41 “Member Nonrecourse Debt” means any “partner nonrecourse liability” or “partner nonrecourse debt” under Section 1.704-2(b)(4) of the Treasury Regulations.  Subject to the foregoing, it means any Company liability to the extent the liability is nonrecourse for purposes of Section 1.1001-2 of the Treasury  Regulations, and a Member (or related Person within the meaning of Section 1.752-4(b) of the Treasury Regulations) bears the Economic Risk of Loss under Section 1.752-2 of the Treasury Regulations because, for example, the Member or related Person is the creditor or a guarantor.

1.42 “Member Nonrecourse Deductions” means the Company deductions, losses and Code Section 705(a)(2)(B) expenditures, as the case may be (as computed for “book” purposes), that are treated as deductions, losses and expenditures attributable to Member Nonrecourse Debt under Section 1.704-2(i)(2) of the Treasury Regulations.

1.43 “Membership Interest” means a Member’s total interest as a member of the Company, including that Member’s share of the Company’s Net Profits, Net Losses, Distributable Cash or other Distributions, its right to inspect the books and records of the Company and its right, to the extent specifically provided in this Agreement, to participate in the business, affairs and management of the Company and to vote or grant consent with respect to matters coming before the Company.

1.44 “Membership Termination Event” with respect to any Member means one or more of the following:  the insanity, permanent disability, withdrawal, resignation, Bankruptcy, dissolution or an attempted Transfer of a Member’s Membership Interest or Economic Interest which is not made in accordance with the provisions of ARTICLE VII.

1.45 “Net Profits” and “Net Losses” mean, for each Fiscal Year of the Company, the net income or net loss, respectively, of the Company. For this purpose, “income” shall refer to all items (other than Capital Contributions) that increase capital accounts under Treasury Regulations Section 1.704-1(b)(2)(iv) (such as “book” gain and income), and “loss” shall refer to all items (other than Distributions) that decrease capital accounts under Treasury Regulations Section 1.704-1(b)(2)(iv) (such as “book” deduction and loss). Notwithstanding the foregoing, all items specially allocated under Sections 6.1 through 6.7 shall be excluded from the computation of Net Profits and Net Losses.

1.46 “Nonrecourse Deductions” in any fiscal period means the amount of Company “book” deductions that are characterized as “nonrecourse deductions” under Treasury Regulations Section 1.704-2(b) of the Treasury Regulations.

1.47 “Non-Transferring Member” has the meaning specified in Section 7.6(a).

1.48 “Notice” has the meaning specified in Section 7.7(a).

1.49 “Offering Member(s)” has the meaning specified in Section 7.7(a).

1.50 “Other Member(s)” has the meaning specified in Section 7.7(a).

1.51 “Percentage Interest” means the percentage interest of a Member with respect to Common Units set forth opposite the name of that Member in Exhibit A, as such percentage may be adjusted from time to time pursuant to the provisions of this Agreement.

1.52 “Person” means any entity, corporation, company, association, joint venture, joint stock company, partnership (whether general, limited or limited liability), trust, limited liability company, real estate investment trust, organization, individual (including any personal representative, executor or heir of a deceased individual), nation, state, government (including any agency, department, bureau, board, division or instrumentality thereof), trustee, receiver or liquidator.

1.53 “Preferred Member” means a Member who holds Preferred Units.

1.54 “Preferred Return” of a Preferred Member means a cumulative preferential rate of return in an amount equal to twelve percent (12%) per annum (compounded annually on January 1 of each year), prorated for fractional periods, on the amount of that Member’s Adjusted Capital Contribution. The Preferred Return shall be computed on the basis of a computational year of 360 days comprised of equal months of 30 days each. Contributions shall not bear the Preferred Return for the day on which funds are contributed to the Company; however, funds distributed to Members that reduce a Member’s Adjusted Capital Contribution shall bear the Preferred Return for the day on which those funds are distributed to the Member.

1.55 “Preferred Unit” means a unit of Membership Interest having the rights and obligations specified with respect to Preferred Members and Preferred Units in this Agreement.

1.56 “Project” means the acquisition by the Company, whether directly or indirectly through one or more Subsidiaries, of up to 2,100 hectares of land located in the State of Yucatan, in Mexico to be used primarily for planting, growing and harvesting Jatropha curcas, and the marketing, distribution and sale of the resulting fruit, seeds, or pre-processed Crude Jatropha Oil, as biodiesel feedstock, biomass or otherwise, and the sale or utilization of environmental attributes relating thereto, including without limitation, carbon value, green fuel value, or renewable energy credit value.

1.57 “Purchase Price” has the meaning specified in Section 7.7(a)

1.58 “Resnick Trust” means the Stewart and Lynda Resnick Revocable Trust dated December 27, 1998, as amended, or any permitted successor-in-interest to some or all of its Membership Interest.

1.59 “Resnick/Zilkha Members” has the meaning specified in Section 7.6(b).

1.60 “ROFO Notice” has the meaning specified in Section 7.6(a).

1.61 “ROFR Notice” has the meaning specified in Section 7.6(a).

1.62 “Subsidiary” means with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

1.63  “Tax Credits” means all credits against income or franchise taxes and credits allowable to Members under state, federal or other tax statutes.

1.64 “Tax Matters Partner” means the Member appointed pursuant to the provisions of Section 9.3 to serve as the “tax matters partner” of the Company for purposes of Sections 6221-6233 of the Code.  Initially, the Tax Matters Partner shall be GCE.

1.65 “Transfer” means, with respect to a Membership Interest or any interest therein, the sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance thereof, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of (a) all or any part of that Membership Interest or interest therein or (b) in the case of GCE, a controlling interest in any Person which directly or indirectly through one or more intermediaries holds GCE’s Membership Interest or interest therein.

1.66 “Transferring Member” has the meaning specified in Section 7.6(a).

1.67 “Treasury Regulations” means the regulations of the United States Treasury Department pertaining to the income tax.

1.68 “Units” means either Common Units and/or Preferred Units.

1.69 “Unpaid Preferred Return” of a Member means the excess of (i) the Preferred Return of the Member accrued to date over (ii) the sum of all Distributions to the Member under Section 6.10(a) and the Distributions to the Member under Section 10.5(a) that shall constitute return of capital Distributions.  Distributions to a Member under Section 10.5(a) first shall constitute return of capital Distributions to the extent that these Distributions reduce the Member’s Adjusted Capital Contribution to an amount not less than zero, and thereafter Distributions under Section 10.5(a) shall constitute Distributions of Unpaid Preferred Return to the extent that these Distributions reduce the Member’s Unpaid Preferred Return to an amount not less than zero.

1.70 “Zilkha Members” means the Zilkha Trust, DMZ 2000 Trust, LLZ 2000 Trust, JW 2000 Trust and DW 2000 Trust, or any permitted successor-in-interest to some or all of any of their Membership Interests.

1.71  “Zilkha Transferor” has the meaning specified in Section 7.5(a)

1.72  “Zilkha Trust” means the Selim K. Zilkha Trust or any permitted successor-in-interest to some or all of its Membership Interest.

References in this Agreement to “Articles,” “Sections,” “Exhibits” and “Schedules,” shall be to the Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specifically provided; all Exhibits and Schedules to this Agreement are incorporated herein by reference; any of the terms used in this Agreement may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference; the words “herein”, “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any Person shall be deemed to include such Person’s permitted heirs, personal representatives, successors and assigns; and (b) to any agreement, any document or any other written instrument shall be a reference to such agreement, document or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (c) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Name.  The name of the Company shall be “GCE MEXICO I, LLC.”  The business of the Company may be conducted under that name or, upon compliance with applicable law, under any other name that the Board deems appropriate or advisable.

2.2 Term.  The term of the Company’s existence commenced upon the filing of its Certificate of Formation with the Delaware Secretary of State on February 27, 2008 and shall continue until such time as it is terminated pursuant to ARTICLE X.

2.3 Office and Agent.  The principal office of the Company shall be at 6033 W. Century Blvd., Suite 1090, Los Angeles, California 90045 or at such other place as the Board may determine from time to time.  The Company may also have such offices within and without the State of California as the Board may from time to time determine.  The name and business address of the Company’s agent for service of process in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, or as may otherwise be determined by the Board from time to time.

2.4 Purpose of Company.  The Company may engage in any lawful activity for which a limited liability company may be organized under the Act; however, its primary purpose shall be to engage in the Project to establish a commercial product focused on the growing of the Jatropha curcas to supply crude Jatropha oil suitable for use as a biodiesel feedstock and to take all actions relating thereto.  Notwithstanding the foregoing, the Company shall not engage in any business unrelated to the Project or in furtherance of the purposes of the Company, unless the Board consents thereto.

2.5 Intent.  It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for Federal and state income tax purposes.  It also is the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the United States Bankruptcy Code.  No Member shall take any action inconsistent with that express intent.

2.6 Formation Expenses.  GCE shall be responsible for and shall pay all fees and expenses incurred by it in connection with the formation of the Company, including, without limitation, all legal and accounting fees and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement.  The Company shall pay, or reimburse the Resnick Trust and the Zilkha Trust for the payment of, fees and expenses incurred by the Resnick Trust and the Zilkha Trust in connection with the formation of the Company, including, without limitation, all legal and accounting fees and expenses incurred by them in connection with the negotiation, preparation, execution and delivery of this Agreement.  The Company shall pay all filing fees, minimum franchise or other similar taxes and other governmental charges incident to its formation and qualification to do business.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Units.

(a) Authorized Units.  The authorized Units which the Company has authority to issue consists of 1,000 authorized Common Units, and 1,000 authorized Preferred Units.  The ownership by a Member of Units shall entitle such Member to allocations of Net Profit and Net Loss and other items and Distributions as set forth in ARTICLE VI hereof.  On the date hereof, the Company has issued to each of the Members the number of Common Units and Preferred Units set forth opposite the Member’s name on Exhibit A attached hereto.

(b) Capital Contributions.

(i) Common Units.  No Capital Contribution is required with respect to the issuance of Common Units.

(ii) Preferred Units. With respect to the Preferred Units, each Preferred Member shall make Capital Contributions, up to the aggregate amount set forth on Exhibit A attached hereto, as described in this paragraph.  At least ten (10) Business Days prior to the commencement of any calendar quarter, the Manager shall provide written notice to each Preferred Member of the funds necessary for the Company’s operations, as reflected in the then current Budget approved by the Board, for such quarter.  At least three (3) Business Days prior to the commencement of such quarter, each Preferred Member shall make a Capital Contribution in immediately available funds to the Company in an amount equal to fifty percent (50%) of the necessary funds set forth in such notice; provided, however, that, notwithstanding anything to the contrary contained herein, (A) the aggregate Capital Contribution obligation for each Preferred Member under this subparagraph shall not exceed $1,116,312 and (B) in the event of a conflict between the amount of funds requested in the notice and the amount of funds reflected in the then current Budget approved by the Board, the Capital Contribution obligations for a Preferred Member with respect to such request shall be limited to fifty percent (50%) of the lesser of the two amounts.

(iii) Additional Capital Contributions. No Member shall be required to make any Capital Contributions other than as described in this Section 3.1.  To the extent approved by the Board, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Members determine that such additional Capital Contributions are necessary or appropriate for the conduct of the Company’s business.  In that event, the Members shall have the opportunity, but not the obligation, to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests, and such Percentage Interests and Sections 6.8, 6.9 and 6.10 shall be modified in such manner as agreed to by the Board and the Members.

(iv) Each Member shall receive a credit to its Capital Account in the amount of any capital which it contributes to the Company.  The Board shall update Exhibit A from time to time to credit each Member with the amount of any additional Capital Contributions hereafter made by such Member and additional Units issued to such Members.

(c) Unit Rights.  Each class of Units, and each Unit in a class, shall have the rights and obligations described in this Agreement, including without limitation, with respect to Capital Account balances, allocations of Net Profit and Net Loss, Distributions, approval rights, Transfer restrictions and purchase and sale rights and obligations.

3.2 Loans.

(a) Loans for Land Acquisition. Each of the Resnick Trust and the Zilkha Trust shall lend up to $1,026,000 to AGC to be used solely for the purpose of purchasing land necessary for the Project (each, a “Land Acquisition Loan”) upon the satisfaction of all of the following terms and conditions:  (a) the Board has authorized AGC to execute and deliver an agreement for the acquisition of real estate for the Project, (b) the Manager has given each of the Resnick Trust and the Zilkha Trust at least ten (10) Business Days prior written notice of the expected closing date for such acquisition and the amount of funds necessary for AGC to satisfy its obligations under such acquisition agreement, (c) AGC has executed and delivered to the Resnick Trust and the Zilkha Trust the promissory note and mortgage in the form of Exhibit C, and D, respectively, attached hereto; provided, however, that (i) the interest payable under such Land Acquisition Loans shall be twelve percent (12%) per annum, compounded annually on January 1 of each year, prorated for fractional periods, computed on the basis of a computational year of 360 days comprised of equal months of 30 days each, with no interest accruing for the day on which the loan is made, but with interest accruing for the day on which the loan is paid, (ii) the promissory note shall contain a “due on sale clause” and accelerate upon a default under the note or GCE’s purchase of the Membership Interests of the Resnick Trust or the Zilkha Trust, and (iii) the maturity date shall be ten (10) years after the date of such Land Acquisition Loans.  Provided that such terms and conditions have been satisfied, each of the Resnick Trust and the Zilkha Trust shall, on the expected closing date, make a Land Acquisition Loan to AGC in immediately available funds in an amount equal to fifty percent (50%) of the necessary funds set forth in such notice; provided, however, that, notwithstanding anything to the contrary contained herein, the obligation for each of the Resnick Trust and the Zilkha Trust to make a Land Acquisition Loan under this Section shall not exceed $1,026,000.

(b) Treatment of Loans.  To the fullest extent permitted by law, all principal, interest, costs and expenses due and payable by the Company to the Members or Affiliates thereof in repayment of loans shall be treated in the same manner as liabilities payable to unaffiliated creditors of the Company and shall be paid and taken into account, as such, before any Distributions of Distributable Cash are made to the Members.  Without limiting the foregoing, the Members acknowledge that any Member or Affiliate of a Member (“Lender”) who loans money to the Company shall have rights, the exercise of which will be in conflict with the Company’s best interests.  In that regard, the Members hereby authorize, agree and consent to the Lender’s exercise of any of Lender’s rights under any promissory note, deed of trust, security agreement or other loan document, even though the Lender’s exercise of those rights may be detrimental to the Company or the Company’s business.  Further, the Members agree that any Lender’s proper exercise of the rights shall not be deemed a breach of that Lender’s fiduciary duties (if any) to the Company.

3.3 Capital Accounts.  The Company shall establish and maintain an individual Capital Account for each Member.

3.4 No Priorities of Members; No Withdrawals of Capital.  Except as otherwise specified in ARTICLE VI, ARTICLE X and in the Act, no Member shall have a priority over any other Member as to any Distribution, whether by way of return of capital or by way of profits, or as to any allocation of Net Profits or Net Losses.  No Member shall have the right to withdraw or reduce its Capital Contributions in the Company except as a result of the dissolution of the Company or as otherwise provided in the Act, and, except as provided in Section 10.3, no Member shall have the right to demand or receive property other than cash in return for its Capital Contributions or Membership Interest.

3.5 No Interest on Capital Contributions.  No Member shall be entitled to receive any interest on its Capital Contributions; it being acknowledged that the Preferred Return does not constitute interest.  This Section shall not restrict the right of any member to receive interest on loans made to the Company by such Member.

ARTICLE IV

MEMBERS

4.1 Limited Liability.  Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

4.2 Admission of Additional Members.  Subject to compliance with applicable law and the approval of the Board, additional Members may be admitted to the Company from time to time upon such terms and conditions as the Board may determine, and any such additional Members shall be granted Membership Interests and may participate in the management, Distributable Cash, Net Profits, Net Losses, Tax Credits and other Distributions of the Company on such terms as the Board may fix; provided, however, that if such terms may require amendment to this Agreement, all of the Members must also consent to such amendment.

4.3 Withdrawal.  No Member may withdraw or resign from the Company except with the prior written consent of the other Members which consent may be given or withheld, conditioned or delayed in the other Members’ sole discretion.  Any such permitted withdrawal or resignation of a Member shall constitute a Membership Termination Event, and upon the occurrence thereof, that Member’s Membership Interest may, at the election of the holders of a majority of the Units held by all other Members, either be converted to a bare Economic Interest or purchased as provided in Section 8.2.  In addition, such Member will be liable to the Company and the other Members for all damages suffered by the Company and the other Members as a result of such withdrawal.

4.4 Members Are Not Agents.  No Member, acting solely in its capacity as a Member, may be an agent of the Company, nor may any Member, in that capacity, bind or execute any instrument on behalf of the Company without the prior written consent of the Manager.

4.5 Meetings of Members; Written Consent.  Meetings of the Members shall be held at such times and places within or without the State of California as the Members may fix from time to time, but, in any event, any Member may call a special meeting of the Members upon fourteen (14) days prior written notice to the other Members.  No annual, regular or special meetings of Members are required, but if such meetings are held, they shall be conducted pursuant to the Act.  Members may participate in any meeting through the use of conference telephones or similar communications equipment as long as all Members participating can hear one another.  A Member so participating is deemed to be present in person at the meeting.  Any action which may be taken by the Members at a meeting may also be taken without a meeting, if a consent in writing setting forth the action so taken is signed by all the Members.  A consent transmitted by electronic transmission by a Member or other Person authorized to act for that Member shall be deemed to be written and signed by that Member for these purposes, and the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.  Except where any of the Preferred Members have been given the right to act alone, the affirmative unanimous vote of all the Members shall be required for the Members to approve any action.  The Zilkha Members shall vote as a block.

4.6 Member Approvals.  Except where this Agreement requires the consent or approval of all of the Members, the consent or approval of the Members shall occur at such time as Members holding at least a majority of the Units in each class have given their consent or approval.  Except where this Agreement requires the consent or approval of all of the Members of a class of Units, the consent or approval of Members holding a class of Units shall occur at such time as Members holding at least a majority of the Units in such class have given their consent or approval

ARTICLE V

MANAGEMENT AND CONTROL OF THE COMPANY

5.1 Board of Directors.

(a) Election and Term of Board.  The business and affairs of the Company shall be managed under the direction of the Board which shall be constituted in accordance with this Section 5.1.  The expression of any power or authority of the Board in this Agreement shall not in any way limit or exclude any other power or authority of the Board which is not specifically or expressly set forth in this Agreement.  The Members shall designate the members of the Board (the “Board Members”) as follows: two (2) Board Members shall be designated by GCE and two (2) Board Members shall be designated by the Preferred Members, with each of the Resnick Trust and the Zilkha Trust having the right to designate one (1) Board Member; provided, however, that (a) if GCE shall be removed as the Manager pursuant to Section 5.2(e), the Board Members designated by GCE shall thereupon be deemed removed as Board Members and GCE shall have no further right to designate Board Members, or (b) if a Member’s Membership Interest is converted to an Economic Interest, whether as a result of a Membership Termination Event, a Transfer to a Person who is not then admitted as a substituted Member or otherwise, any Board Member designated by such Member shall be deemed removed and such Member or its successor or transferee shall have no further right to designate any Board Member.  Subject to the foregoing, each of GCE and the Preferred Members shall have the right to change the identity of the Board Member appointed by it at any time and for any reason, by written notice to the other Member, and each Board Member so appointed shall serve in that capacity until he or she resigns or is removed by the Member which appointed him or her, in its absolute discretion.  Initially, Richard Palmer and Bruce K. Nelson shall be the Board Members appointed by GCE, and Stewart A. Resnick and Selim Zilkha shall be the Board Members appointed by the Preferred Members.

(b) Meetings of the Board.  Meetings of the Board may be called at any time, upon five (5) Business Days’ prior notice, by any Board Member or by the Manager; provided, however, that in case of an emergency such meeting may be called on one (1) Business Day’s notice.  Unless the Board agrees otherwise, such meetings shall be held at the principal offices of the Company. A notice of a meeting need not specify the purpose of that meeting, and notice of the meeting need not be given to any Board Member who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the commencement of the meeting.  Any Board Member may grant any other Board Member a proxy to act in his or her place at any meeting of the Board.  Board Members may participate in any meeting of the Board by means of conference telephones or similar communications equipment so long as all Board Member participating can hear one another.  A Board Member so participating is deemed to be present at the meeting.  The affirmative unanimous vote of all Board Members in office shall be required for the Board to approve any action.

(c) Written Consent.  Any action which may be taken by the Board Members at a meeting may also be taken without a meeting, if a consent in writing setting forth the action so taken is signed by all the Board Members.  A consent transmitted by electronic transmission by a Board Member or other Person authorized to act for that Board Member shall be deemed to be written and signed by that Board Member for these purposes, and the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) Standard of Care.  Every Board Member shall discharge his or her duties in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company and its Members; provided, however, that Board Members may, in their sole discretion, take actions which are in the best interests of the Member who appointed them regardless of whether such action is in the best interest of the Company or the other Members.

(e) Limitation of Liability.  Except as otherwise prohibited by the Act, a Board Member shall not be liable, responsible or accountable for damages or otherwise to the Company for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Board Members by this Agreement, by law or by the Members, unless such action or omission is performed or omitted fraudulently or constitutes willful misconduct or gross negligence.  In no event shall the Board Members be liable to the Company, the Members or any of their respective Affiliates or constituent owners for any consequential, indirect, incidental or special damages arising from their acts or omissions.

(f) Reliance.  In performing their duties, the Board Members shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of any attorney, independent accountant or other Person as to matters which the Board Members believe to be within such Person’s professional or expert competence unless the Board Members have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

(g) Devotion of Time.  The Board Members shall not be obligated to devote all of their time or business efforts to the affairs of the Company.

(h) Actions Requiring Board Approval.  Without limiting the matters or actions that must be approved by the Board, the approval of the Board shall be required for any of the following actions:

(i) other than the declaration and payment of the Preferred Return, the declaration or payment of any Distributions on any Membership Interests;

(ii) the sale, exchange or other disposition of all, or substantially all, of the assets of the Company or any of its Subsidiaries occurring as part of a single transaction or plan, or in a series of transactions, except in the orderly liquidation and winding up of the business of the Company and its Subsidiaries upon its duly authorized dissolution;

(iii) the merger of the Company or any of its Subsidiaries with another limited liability company or a corporation, general partnership, limited partnership or other Person;

(iv) except to secure a Land Acquisition Loan, the encumbrance of any significant asset of the Company or any of its Subsidiaries, including without limitation, any real property owned by the Company or any of its Subsidiaries;

(v) any issuance of Membership Interests or any increase or decrease in the number of authorized Membership Interests or any redemption or repurchase of Membership Interests;

(vi) any change to the rights, preferences, and privileges of any class of Membership Interests or issuance of any Membership Interests;

(vii) any increase or decrease in the size of the Board;

(viii) the approval of the Budget and any changes in any line item of the Budget (except for changes that move line items between categories in the Budget as long as such change does not increase the Budget or alter the overall Budget); provided, however, that if the Board does not approve a Budget for a new Fiscal Year, the Budget for such year shall be the same as the then current Budget as adjusted to reflect increases for increased government assessments, cost increases under existing contracts and other increases consistent with the increase in consumer prices over the prior Fiscal Year which occurred for the area in which the Company operates as such increases in consumer prices are determined by a governmental agency or other Person approved by the Board;

(ix) the admission of another Person as a Member of the Company;

(x) any alteration of the primary purpose of the Company as set forth in Section 2.4;

(xi) any decision to place the Company or any of its Subsidiaries into Bankruptcy; or

(xii) any amendment to the Certificate of Formation or this Agreement.

5.2 Manager.

(a) Management by Manager.  Subject to the other provisions of this Agreement, the day-to-day operations of the Company shall be managed by one (1) Manager within the parameters set forth in the Budget and by the Board.  The initial Manager is GCE, who hereby accepts such appointment.  The Manager may at any time be replaced by a unanimous vote of the Board Members.  Additionally, the Preferred Members may remove and replace the Manager in accordance with Section 5.2(e).  The Manager is hereby designated as a “manager” pursuant to Section 18-402 of the Delaware Act.  Notwithstanding the foregoing, the Manager shall owe the Company the duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Laws of the State of Delaware.

(b) Duties of the Manager.  The Manager shall undertake all actions approved by the Board and shall cause the Preferred Return to be paid annually to the Preferred Members to the extent that Distributable Cash exists and payment of the Preferred Return is not then prohibited under this Agreement or law or any third party agreement approved by the Board.

Except for situations in which this Agreement provides for the Manager to act in a certain manner or the approval of the Members or the Board is specifically required by the Act, the Certificate of Formation or this Agreement, the Manager shall have full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters, to supervise, direct and control the actions of the officers, if any, of the Company and to perform any and all other actions customary or incident to the management of the Company’s business, property and affairs.  Subject to the foregoing, the Manager shall control and direct the administration of the business and affairs of the Company in accordance this Agreement and with sound business practice, taking such steps as are necessary or appropriate in its reasonable judgment to conserve and enhance the value and profitability of the Company’s business, property and affairs.  The Manager shall be serving in a fiduciary role for all of the Members and shall seek to obtain the best possible terms and conditions for the Project in connection with the sale of all off-take from the Project, including, without limitation, controlling and managing the monetization of all potential revenue sources from the Project or the Company’s operations, including but not limited to fruit, seeds, pre-processed crude Jatropha oil, biomass, and by-product, press cake and hulls revenue and carbon credits.

Without limiting any of the other duties of the Manager described in this Agreement, the duties of the Manager shall include, among other things, responsibility for identifying the land, aggregating, negotiating the purchase, managing the Project development process and the Company on a day-to-day basis, including, but not limited to the following:  (i) providing Jatropha seedlings/rootstock from existing GCE plantings, nurseries, or seed stocks; (ii) sourcing additional seeds from suppliers; (iii) overseeing any additional nursery construction and operations; (iv) managing land clearing, planting, harvesting and maintenance of the plantation (all or parts of which may be accomplished through GCE employees or through sub contractors subject to the payment restrictions set forth herein); (v) leasing or building storage facilities for seed and finished product; (vi) coordinating and managing all logistics relating to the Company’s operations; (vii) managing all sales efforts; (viii) negotiating all off-take agreements and (ix) preparing and submitting the Budget as described in Section 5.2(c).

(c) Budget.  At least two (2) months prior to the commencement of each Fiscal Year (other than the Company’s initial Fiscal Year), the Manager shall prepare and deliver to each Board Member a proposed Budget for such Fiscal Year.  Such proposed Budget shall be in the form of Exhibit B, provided, however, that if the Preferred Members request that the proposed Budget be prepared in a different form, the Manager shall prepare the proposed Budget in such form.  If the Board does not approve a proposed Budget, the Manager shall promptly revise the proposed Budget to reflect comments received from Board Members and submit such revised Budget to the Board Members for approval.

(d) Liability of Manager.  The Manager shall not be liable to the Company or to any Member for any losses or damages suffered by them, except as the result of the Manager’s fraud, deceit, gross negligence, reckless or intentional misconduct, embezzlement, breach of fiduciary duty, knowing violation of law or breach of this Agreement or any other obligations of the Manager hereunder (whether committed knowingly, negligently or otherwise) or as a result of an act from which the Manager derives an improper personal benefit.

(e) Removal of Manager.  The Manager may be removed or replaced by holders of all of the Preferred Units at any time or from time to time, without liability to the Company or any of its Members, for fraud, deceit, gross negligence, reckless or intentional misconduct, embezzlement, breach of a fiduciary duty, a material violation of law or a breach of this Agreement, any act from which the Manager derives an improper personal benefit, a breach of the Manager’s obligations hereunder (which shall include, without limitation, taking any action not authorized under this Agreement), the Manager’s failure to operate the Company within the budgetary guidelines established by the Board and such failure has a material adverse effect on the Company, the inability of Richard Palmer or his assignee to render services on behalf of the Manager and the failure of GCE to obtain a replacement acceptable to the holders of the Preferred Units within thirty (30) days, or a dissolution, merger, liquidation or bankruptcy of the Manager.  If the Manager is so removed or replaced, the Preferred Members shall have the right under Section 5.3 to purchase the Common Units and all of the Membership Interest owned by the Manager or to require the Manager to purchase all of the Units and Membership Interests held by the Resnick Trust and the Zilkha Members.

5.3 Buy-Sell Rights Upon Removal of GCE as Manager.

(a) Buy-Sell Right.  If GCE is removed as the Manager pursuant to Section 5.2(e), then the Preferred Members may, at any time within ninety (90) calendar days after such removal, elect to either purchase the Membership Interest of GCE or to sell the Membership Interests of the Resnick Trust and the Zilkha Members to GCE upon the terms and conditions set forth herein; provided that such election by the Preferred Members shall not give rise to any purchase right afforded to GCE pursuant to Section 7.  To exercise such right, the Preferred Members shall deliver written notice to GCE of their intention to exercise such right; provided, however, that the Preferred Members shall not be required to state in such notice whether they have elected to sell the Membership Interests of the Resnick Trust and the Zilkha Members to GCE or to purchase the Membership Interest of GCE.

(b) Suspension of Exercise of Buy-Sell Right.  If GCE disputes the basis for its removal as the Manager pursuant to Section 5.2(e), GCE shall initiate an arbitration proceeding pursuant to Section 13.3 no later than 110 days following such removal.  The failure to so initiate such proceeding during such period, or the termination of such proceeding by GCE, shall constitute an irrevocable waiver and release by GCE of, and an absolute bar against the exercise by GCE of, any right, remedy, or claim regarding its removal as the Manager.  If an arbitration proceeding is so initiated within such period, then the exercise of the rights under this Section 5.3 shall be suspended until the earlier of the termination or dismissal of the proceeding or the rendering of a decision by the arbitrator.  If the arbitrator finds that the removal of the Manager was not in accordance with Section 5.2(e), then any exercise of the rights under Section 5.3 with respect to such removal shall be considered void and of no force or effect.

(c) Determination of Fair Market Value of the Company.  If the Members are unable to agree upon a purchase price for the respective Membership Interests within thirty (30) calendar days following the delivery of the notice of exercise (or if an arbitration proceeding as to the removal is initiated by GCE pursuant to Section 5.3(b), within thirty (30) calendar days following the termination or dismissal of such proceeding or the rendering of a decision by the arbitrator), they shall within the next thirty (30) calendar days agree upon the selection of an appraiser to value the Fair Market Value of the Company as of the date of removal (or other repurchase event).  If no agreement can be reached as to the selection of an appraiser, the Preferred Members shall promptly choose one appraiser by notice to GCE and GCE shall promptly choose one appraiser by notice to the Preferred Members; provided, however, that all appraisers selected by the parties shall be reasonably experienced in valuing interests in businesses similar to the business then conducted by the Company.  Each appraiser shall, within twenty (20) calendar days after his or her appointment, prepare an appraisal of the Fair Market Value of the Company as of the date of removal (or other repurchase event).  In making the appraisal, the appraisers shall be obligated to take into account the value of comparable companies if known, and the present value of future cash flows to be derived from the existing assets of the Company and its Subsidiaries.  The arithmetic average of the two appraisals shall be the Fair Market Value of the Company.

If either GCE or the Preferred Members fail to appoint an appraiser within thirty (30) calendar days after the lapse of the initial thirty (30) calendar day period referred to above, then the appraiser appointed by the party which does appoint an appraiser shall alone determine the Fair Market Value of the Company as of the date of removal (or other repurchase event), and its appraisal shall govern.  Each party shall compensate the appraiser appointed by that party.

(d) Applicable Purchase Price.  Within thirty (30) calendar days of such determination of the Fair Market Value of the Company, the Company’s accountants shall prepare a schedule setting forth the amounts that would be distributed to each of the Members on the assumption that the Company completes a sale of its assets for, and receives cash equal to, such Fair Market Value as of the date of the notice, pays all outstanding obligations and customary closing and transaction costs that would have been likely to have been incurred if the Company was sold for such Fair Market Value, dissolves and then distributes the remaining balance to the Members in accordance with the terms of this Agreement.  The amount that would be so distributed to each such Member shall be the purchase price (the “Applicable Purchase Price”) for such Member’s Membership Interest under this Section.

(e) Election. Within ten (10) calendar days of the determination of such Applicable Purchase Price, the Preferred Members shall notify GCE in writing as to whether they elect to purchase GCE’s Membership Interest, or elect to require GCE to purchase the Membership Interests of the Resnick Trust and the Zilkha Members, for the Applicable Purchase Price; provided, however, that, notwithstanding anything to the contrary set forth in this Agreement: (i) the Applicable Purchase Price payable by any Member hereunder shall be reduced by an amount equal to all indebtedness then owed by the selling Member to that purchaser (without regard to whether or not such indebtedness is then due and payable in whole or in part); (ii) if GCE’s Membership Interest is being purchased as a result of a breach of this Agreement by GCE, the Applicable Purchase Price payable by any Preferred Member hereunder shall be reduced by an amount equal to the damages suffered by that purchaser as a result of the breach; (iii) if at least five (5) Business Days prior to the Closing, GCE initiates an arbitration proceeding pursuant to Section 13.3 with respect to the amount of damages, then instead of withholding the amount of the damages from the payment of the purchase price, the Preferred Members shall at the Closing deposit the amount of the reduction for damages in an escrow which shall provide for the release of the funds to the Preferred Members if the arbitration is dismissed or terminated or otherwise in accordance with the findings of the arbitrator, and for all interest and earnings on such funds to be paid to the Preferred Members, and (iv) if the Preferred Members elect to require GCE to purchase the Membership Interests of the Resnick Trust and the Zilkha Members, then GCE must also cause AGC to pay to the Resnick Trust and the Zilkha Trust at the Closing all principal, accrued interest and other amounts payable under the Land Acquisition Loans; provided, however, if within ten (10) Business Days of the delivery of the notice from the Preferred Members, GCE provides written notice to the Preferred Members that the board of directors of GCE has made a good faith determination that GCE is unable to pay, or finance the payment of, the Applicable Purchase Price and cause AGC to pay to the Resnick Trust and the Zilkha Trust at the Closing all principal, accrued interest and other amounts payable under the Land Acquisition Loans, then the Preferred Members may elect to (A) dissolve the Company, (B) instead purchase the Membership Interests of GCE for the Applicable Purchase Price, or (C) cancel the exercise of its buy-sell rights under this Section 5.3, and any election by the Preferred Members shall be without prejudice to any right or remedy of the Preferred Members with respect to GCE.

5.4 Transactions between the Company and the Manager or its Affiliates.  Subject to the terms and provisions of this Agreement, the Manager may provide, or cause the Company to engage one or more of its Affiliates to provide, any or all goods and/or services required by the Company or its Subsidiaries in the conduct of its business, provided that the Manager has first notified each of the Board Members in writing that the Manager or any of its Affiliates may be providing such goods and/or services to the Company or its Subsidiaries and the Board has approved the terms and conditions of any such engagement or the Budget expressly approved by the Board contains a line-item reflecting payments to the Manager or its Affiliates for such good or services.

5.5 Officers of the Company.

(a) Appointment of Officers.  The Manager may, at its discretion, appoint officers of the Company at any time to conduct, or to assist the Manager in the conduct of, the day-to-day business and affairs of the Company.  The officers of the Company may include a Chairperson, a President or Chief Executive Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers and a Comptroller.  The officers shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment; provided, however, that the Manager shall not enter into any employment agreement with an officer without the prior approval of the Board.  Any individual may hold any number of offices.  If a Manager is not an individual, that Manager’s officers may serve as officers of the Company if appointed by the Manager.  The officers shall exercise such powers and perform such duties as are typically exercised by similarly titled officers in a corporation and as shall be determined from time to time by the Manager, but subject in all instances to the supervision and control of the Manager.

(b) Signing Authority of Officers.  The officers, if any, shall have such authority to sign checks, instruments and other documents on behalf of the Company as may be delegated to them by the Manager.

5.6 Limitations on Power of Manager and Officers.  Notwithstanding any other provision of this Agreement, however, neither the Manager nor any officer of the Company or any of its Subsidiaries shall have any power or authority to approve or cause the Company or any of its Subsidiaries to engage in any of the following, without first obtaining the unanimous vote or written consent of all Board Members:

(a) entering into any contract with a supplier, customer, or partner that imposes material restrictions or limitations on the conduct of the Company or a Subsidiary such as, but not limited to, exclusivity provisions and non-compete provisions;

(b) entering into any contract that may restrict the payment of the Preferred Return;

(c) any borrowing of money (it being acknowledged that incurring customary trade payables in the ordinary course of business which when incurred are expected to be paid when due shall not be considered “the borrowing of money”), other than pursuant to Section 3.2, which, after giving effect to the borrowing, causes the Company or a Subsidiary to have more than $25,000 in principal amount of borrowings outstanding;

(d) any loan by the Company or a Subsidiary to any Person, any guaranty by the Company or a Subsidiary of any other Person’s obligations or any investment by the Company or a Subsidiary in the business of any other Person;

(e) any transaction between the Company or a Subsidiary and a Member or Manager or any Affiliate of a Member or Manager, or any transaction between the Company or a Subsidiary and any Person in which a Member or Manager or any Affiliate of a Member or Manager has a material financial interest;

(f) any act which would make it impossible to carry on the ordinary business of the Company or a Subsidiary;

(g) the formation by the Company or a Subsidiary of any Subsidiary;

(h) the formation of any joint venture or any investment by the Company or a Subsidiary in another Person; or

(i) any other act for which the approval of the Board is required under this Agreement.

5.7 Competing Activities.  No Manager, Board Member or Member shall be obligated to present any prospective project, business venture, investment opportunity or economic advantage to the Company or any other Members, even if the opportunity is one of the character that, if presented to the Company or the other Members, could be taken by the Company or the other Members, and each Member shall have the right to hold any such prospective project, business venture, investment opportunity or economic advantage for its own account or to recommend the same to Persons other than the Company or the other Members.  The Manager, Board Member, Members and their respective officers, directors, shareholders, partners, members, managers, agents, employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company’s business and that might be in direct or indirect competition with the Company.  Neither the Company nor the other Members shall have the right in or to such other ventures or activities or to the income or proceeds derived therefrom.

5.8 Intellectual Property.

(a) Company Intellectual Property.  The Company shall, directly or indirectly through Subsidiaries, own all of the rights and assets of the Project, including, but not limited to land, equipment, seed procurement contracts, Jatropha oil off-take contracts, biomass sales and/or carbon credit sales agreements, as well as all intellectual property, whether patentable or not, created, developed, discovered, invented or acquired by the Company or any of its Subsidiaries relating to the Project. Any intellectual property created, developed, discovered or invented by GCE or its Affiliates or employees in connection with the performance of duties by or on behalf of GCE under this Agreement shall be considered developed by the Company and shall belong to the Company.  GCE or its Affiliates or employees shall execute such intellectual property assignment documents as may be necessary from time to time to vest the Company with title to all such intellectual property rights.  Each Member shall have a non-transferable, non-exclusive, perpetual, non-sublicenseable (other than to the Member’s Affiliates) royalty-free license to use any intellectual property rights owned by the Company, which license shall survive the termination of a Member’s Membership Interest or a dissolution of the Company.

(b) Member Intellectual Property. The Members acknowledge that, absent a separate written agreement between the Company and any of its Members, the Company shall have no rights to any intellectual property created, developed, discovered, invented or acquired by any of the Members or any intellectual property of another Person (other than the Company) which is used by such Member with the consent of such Person (any such intellectual property is referred to as “Member IP”) without regard to whether any Member IP may be similar to intellectual property developed by the Company or its Subsidiaries.  Member IP shall remain the property of the applicable Member and not the Company, notwithstanding that a Member may license or otherwise permit the Company to use Member IP.  Any Member IP provided by a Member to the Company for its use may be used by the Company on a royalty free basis.

5.9 Payments to the Manager and Others.  The Company is authorized to pay any Person remuneration or reimbursement for goods and services provided to the Company; provided, however, that the Manager and its Affiliates shall be entitled to receive only the following remuneration or reimbursement:

(a) No Management Fee.  The Manager shall not be entitled to any management fee or other compensation for its services as the Manager.

(b) Services Performed by Members or Affiliates.  The Company shall pay the Members and their Affiliates for services rendered or goods provided by them to the Company to the extent that those Members or Affiliates are not required to render such services or goods themselves without charge to the Company, and to the extent that the fees paid to those Members or Affiliates do not exceed the fees that would be payable to independent responsible third parties that are willing to perform those services or provide those goods; provided, however, that in the case of the Manager or its Affiliates, the payment of such fees also is authorized under Section 5.4.

(c) Expenses.  Subject to Section 5.10, the Company shall reimburse the Manager, Members and their respective Affiliates for all reasonable out-of-pocket costs and expenses incurred by them in connection with the business and affairs of the Company, as well as organizational expenses incurred by them to form the Company and to prepare the Certificate of Formation; provided, however, that (i) such costs and expenses are consistent with the Budget approved by the Board, (ii) the Company shall pay, or reimburse the Resnick Trust and the Zilkha Trust for the payment of, any legal and accounting fees incurred by them in connection with the preparation and negotiation of this Agreement, but GCE shall be solely responsible for the payment of its legal and accounting fees, (iii) GCE shall be solely responsible for the payment of any broker’s, finders or comparable fees and costs relating to the formation, structuring and initial funding of the Company or the acquisition of any land by the Company or any Subsidiary, and (iv) unless expressly approved by the Board or in the Budget approved by the Board, the Manager and its Affiliates shall not be reimbursed by the Company for (A) any salaries, compensation or fringe benefits of directors, officers or employees of the Manager or their Affiliates or (B) any overhead expenses of the Manager or its Affiliates including, without limitation, rent and general office expenses.

5.10 GCE Obligations for Public Company Compliance.  GCE represents and warrants to the other Members that it is a publicly held company and that GCE presently intends to consolidate the financial results of the Company with its financial results and that of its Subsidiaries.  GCE acknowledges that (a) as a publicly held company, GCE may need the financial results of the Company to be audited and/or to institute accounting or operating procedures or controls to satisfy applicable laws, rules, regulations or listing requirements, and (b) if GCE were not a publicly held company, the Company would not incur costs with respect to an audit or such procedures or controls.  GCE agrees that GCE shall be solely responsible for, and shall pay directly, any audit costs, costs of establishing any such accounting procedures or controls and any other costs which the Company would not otherwise incur but for such laws, rules, regulations or listing requirements; provided, however, that to the extent that such costs are not capable of being paid directly by GCE, GCE shall promptly reimburse the Company for such costs.  By way of example only, if an employee of the Company spends 50% of his time with respect to monitoring or complying with such procedures or controls, the Company would pay the employee his or her customary compensation and GCE would reimburse the Company for 50% of the cost thereof (including all the cost of all related benefits and taxes).

ARTICLE VI

ALLOCATIONS OF NET PROFITS, NET LOSSES AND DISTRIBUTIONS

6.1 Minimum Gain Chargeback.  In the event that there is a net decrease in the Company Minimum Gain during any taxable year, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Treasury Regulations shall apply.

6.2 Member Minimum Gain Chargeback.  If during any taxable year there is a net decrease in Member Minimum Gain, the partner minimum gain chargeback described in Section 1.704-2(i)(4) of the Treasury Regulations shall apply.

6.3 Qualified Income Offset.  Any Member who unexpectedly receives an adjustment, allocation or Distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, which adjustment, allocation or distribution creates or increases a deficit balance in that Member’s Capital Account, shall be allocated items of “book” income and gain in accordance with the provisions of the “qualified income offset” as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

6.4 Nonrecourse Deductions.  Nonrecourse Deductions shall be allocated to the Members in proportion to their Percentage Interests.

6.5 Member Nonrecourse Deductions.  Member Nonrecourse Deductions shall be allocated to the Members as required in Section 1.704-2(i)(1) of the Treasury Regulations in accordance with the manner in which the Members bear the burden of an Economic Risk of Loss corresponding to the Member Nonrecourse Deductions.

6.6 Income from Exculpatory Liabilities.  Any allocations of items of “book” income or gain attributable to an Exculpatory Liability as contemplated by Part V.B of Treasury Decision 8385, 56 Federal Register 66978-66995 (December 27, 1991), shall be allocated to the Members who have received prior allocations of “book” deductions and losses allocable to the Exculpatory Liability, in accordance with the ratio of such prior allocations of “book” deductions and losses that have not been previously charged back by this Section 6.6.

6.7 Losses from Exculpatory Liabilities.  Any allocations of items of “book” loss or deduction attributable to an Exculpatory Liability as contemplated by Part V.B of Treasury Decision 8385, 56 Federal Register 66978-66995 (December 27, 1991), shall be allocated to the Members in accordance with their Percentage Interests.

6.8 Allocation of Net Profits.  The Net Profits for each fiscal period of the Company shall be allocated to the Members in accordance with the following order of priority:

(a) first, to those Members with negative Adjusted Capital Accounts, among them in proportion to the ratio of the negative balances in their Adjusted Capital Accounts, until no Member has a negative Adjusted Capital Account;

(b) second, to those Members whose Adjusted Capital Contributions are in excess of their Adjusted Capital Accounts, among them in accordance with the ratio of these excesses, until all of these excesses have been eliminated;

(c) third, to those Members for whom the sum of their Adjusted Capital Contributions and their Unpaid Preferred Returns are in excess of their Adjusted Capital Accounts, among them in accordance with the ratio of these excesses, until all of these excesses have been eliminated; and

(d) finally, to the Members in proportion to their Percentage Interests.

6.9 Allocation of Net Losses.  Net Losses for each fiscal period of the Company shall be allocated to the Members:

(a) first, to those Members whose Adjusted Capital Accounts are in excess of the sum of their Adjusted Capital Contributions and their Unpaid Preferred Returns, among them in accordance with the ratio of these excesses, until all of these excesses have been eliminated.

(b) second, to those Members whose Adjusted Capital Accounts are in excess of their Adjusted Capital Contributions, among them in accordance with the ratio of these excesses, until all of these excesses have been eliminated; and

(c) third, to those Members whose Adjusted Capital Accounts are greater than zero, among them in accordance with the ratio of their positive Adjusted Capital Account balances, until no Member has a positive Adjusted Capital Account.

6.10 Distribution of Assets by the Company.  Subject to applicable law and any limitations contained elsewhere in this Agreement, the Board (and only the Board) may elect from time to time to cause the Company to distribute Distributable Cash to the Members, which Distributions shall be in the following order of priority:

(a) first, to the Members with Unpaid Preferred Returns, in proportion to their Unpaid Preferred Return until each Member’s Unpaid Preferred Return has been reduced to zero;

(b) second, to those Members with positive Adjusted Capital Contributions, in proportion to their positive Adjusted Capital Contributions, until each Member’s Adjusted Capital Contribution has been reduced to zero; and

(c) third, to the Members in proportion to their Percentage Interests.

6.11 Allocation of Net Profits and Losses in Respect of a Transferred Interest.  If any Membership Interest is Transferred or is increased or decreased by reason of the admission of a new Member or otherwise during any Fiscal Year, the varying interests rule shall be applied to allocate each item of income, gain, loss, and deduction on a pro rata basis based on the percentage that the number of days before the increase and decrease (including the day of increase or decrease) constitutes as a percentage of the number of days during the year.

6.12 Tax Allocation Matters.

(a) Contributed or Revalued Property.  Each Member’s allocable share of the taxable income or loss of the Company, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company’s property is revalued pursuant to Paragraph (b)(2)(iv)(f) of Section 1.704-1 of the Treasury Regulations, shall be determined in accordance with the “traditional method” as set forth in Section 1.704-3(b) of the Treasury Regulations.

(b) Recapture Items.  In the event that the Company has taxable income that is characterized as ordinary income under the recapture provisions of the Code, then Sections 1.1245-1(e) and 1.1250-1(f) of the Treasury Regulations shall apply, and in the event that the Company has taxable income that is characterized as “unrecaptured Section 1250 gain” under Section 1(h)(6) of the Code, then the principles of such Treasury Regulations shall apply.

6.13 Order of Application.  To the extent that any allocation, Distribution or adjustment specified in any of the preceding Sections of this ARTICLE VI affects the results of any other allocation, Distribution or adjustment required herein, the allocations, Distributions and adjustments specified in the following Sections shall be made in the priority listed:

(a) Section 6.10.

(b) Section 6.1.

(c) Section 6.2.

(d) Section 6.3.

(e) Section 6.4.

(f) Section 6.5.

(g) Section 6.6.

(h) Section 6.7.

(i) Section 6.8.

(j) Section 6.9.

(k) Section 10.5.

These provisions shall be applied as if all Distributions and allocations were made at the end of the Company’s Fiscal Year.  Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the Fiscal Year.

6.14 Allocation of Liabilities.  Each Member’s interest in “partnership” profits for purposes of determining that Member’s share of “excess nonrecourse liabilities” of the Company as used in Section 1.752-3(a)(3) of the Treasury Regulations, shall be equal to that Member’s Percentage Interest.

6.15 Form of Distribution.  Except as provided in Section 10.3, no Member, regardless of the nature of its Capital Contribution, has the right to demand and receive any Distribution from the Company in any form other than money unless it is approved by the Board. No Member may be compelled to accept from the Company a Distribution of any asset in kind in lieu of a proportionate Distribution of money being made to other Member(s), and except upon a dissolution and the winding up of the Company, no Member may be compelled to accept a Distribution of any asset in kind.

ARTICLE VII

TRANSFER OF INTERESTS

7.1 Transfer of Interests.  Except as permitted in Section 5.3 and this ARTICLE VII, no Member or holder of an Economic Interest shall be entitled to Transfer all or any part of its Membership Interest or Economic Interest except with the prior written consent of all Members, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act) as such Members may determine in their sole and absolute discretion.  Any attempted Transfer in violation of this Article VII shall be null and void ab initio, and the transferee shall not become a Member or holder of an Economic Interest.  If, for any reason, a court refuses to enforce the foregoing provision then, upon any such Transfer of a Membership Interest or part thereof in violation of this ARTICLE VII, the transferee shall only be entitled to become a holder of an Economic Interest to the extent of the Membership Interest attempted or purported to be Transferred to it in violation of this Agreement.  After the consummation of any permitted Transfer of all or any part of a Membership Interest, the Membership Interest so Transferred shall continue to be subject to the terms and provisions of this Agreement, and any further Transfers shall be required to comply with the terms and provisions of this Agreement.

7.2 Permitted Transfers.  Notwithstanding anything to the contrary contained herein and subject to compliance with Section 7.3 below, a Member may transfer all, but not part, of its Membership Interest or Economic Interest (a) upon the death of such Member or the trustee(s) of such Member, to the respective heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Member or trustee(s) of such Member or to a trust created under such trustee(s) will, or (b) to one of its Affiliates or to a trust, foundation or another entity that is created pursuant to the estate planning of a Member or the trustee(s) of a Member.  In addition, the Zilkha Members and the Resnick Trust can Transfer its Membership Interest to the other at any time.

7.3 Admission of Transferee.  Notwithstanding anything in this Agreement to the contrary, no transferee of the whole or any part of a Membership Interest shall become a substituted Member in the place of its transferor unless all of the following conditions are satisfied:

(a) The Transferring Member and the transferee execute and acknowledge such other instrument or instruments as the other Members may deem necessary or desirable to effectuate the admission, including the written acceptance and adoption by the transferee of all of the terms and conditions of this Agreement as the same may have been amended, and the spouse or registered domestic partner, if any, of the transferee executes and delivers to the Manager a Consent substantially in the form of Exhibit E; and

(b) The transferee pays to the Company a transfer fee which is sufficient, in the reasonable discretion of the other Members, to cover all expenses incurred by the Company in connection with the Transfer and substitution.

7.4 Further Restrictions on Transfers.  In addition to any other restrictions found in this Agreement, no Member may Transfer its Membership Interest or any part thereof: (a) without compliance with the Securities Act of 1933, the California Corporate Securities Law of 1968 and any other applicable securities laws, or (b) if the Transfer could result in the termination of the Company for federal or state income tax purposes or the Company not being classified as a partnership for federal or state income tax purposes.  In addition, GCE cannot elect to purchase Membership Interests pursuant to Section 7.6(a) or 7.7 unless it is able to cause AGC to pay to the Resnick Trust and the Zilkha Trust at the Closing all principal, accrued interest and other amounts payable under the Land Acquisition Loans.

7.5 Member Transfer Rights.

(a) Resnick Trust and Zilkha Members Transfer Rights.  Except as permitted by Section 7.2, if the Resnick Trust desires to Transfer all or any part of its Membership Interest, it must first offer such Membership Interests to the Zilkha Trust in accordance with the procedures set forth in Section 7.6(a).  If any Zilkha Member desires to transfer all or all or any part of its Membership Interest (the “Zilkha Transferor”), it must first offer such Membership Interest to the Resnick Trust in accordance with the procedures set forth in Section 7.6(a).  If the Resnick Trust or the Zilkha Trust, as applicable, does not exercise its right to purchase such offered Membership Interest, the Resnick Trust or the Zilkha Transferor, as applicable, must then offer such Membership Interest to GCE in accordance with the procedures set forth in Section 7.6(a).

(b) GCE Transfer Rights.  Except as permitted by Section 7.2, GCE may not Transfer all or any part of its Membership Interest for the three year period following the date hereof.  After the third anniversary of the date hereof, if GCE desires to Transfer all or any part of its Membership Interest, GCE must first offer such Membership Interest to the other Members in accordance with the procedures set forth in Section 7.6(b).

7.6 Member Transfer Procedures.

(a) Resnick Trust and Zilkha Members Transfer Procedures.  If the Resnick Trust or a Zilkha Transferor desires to Transfer all or any part of its Membership Interests (the “Transferring Member”) to a third party under Section 7.5(a) above, then the Transferring Member shall give written notice to the Zilkha Trust or the Resnick Trust, as applicable (the “Non-Transferring Member”), which notice shall (i) if the Transfer is pursuant to a Bona Fide Offer, set forth the terms of such Bona Fide Offer and the identity of the offeror(s) (the “ROFR Notice”) or (ii) if the Transfer is not pursuant to a Bona Fide Offer, set forth the offered Membership Interest and the cash price and other terms upon which it proposes to Transfer such offered Membership Interest (the “ROFO Notice”).  The Non-Transferring Member shall have ten (10) calendar days from the date of receipt of the ROFR Notice or ROFO Notice, as applicable, to notify the Transferring Member in writing whether the Non-Transferring Member agrees to purchase all of such offered Membership Interests upon the terms specified in the ROFR Notice or ROFO Notice, as applicable.  In the event that the Non-Transferring Member does not elect to purchase the offered Membership Interests, then the Transferring Member shall deliver the ROFR Notice or ROFO Notice, as applicable, to GCE and GCE shall have (10) calendar days following its receipt of such notice to elect to purchase all, but not part, of the offered Membership Interest upon the terms specified in the ROFR Notice or ROFO Notice, as applicable.  If GCE does not elect to purchase all of the offered Membership Interest, then the Transferring Member may, if otherwise permitted by this Agreement, sell all, but not part, of the offered Membership Interest to a third party upon the terms set forth in the ROFR Notice or ROFO Notice, as applicable, within ninety (90) calendar days after the date of the termination of GCE’s rights under this Section 7.6(a); provided, however, that the Transferring Member may not sell any of the offered Membership Interest to any third party or GCE on terms which are more favorable than those offered to the Non-Transferring Member under a ROFR Notice or ROFO Notice, as applicable, without again complying with the provisions of this Section 7.6(a).

(b) GCE Transfer Procedures.  If GCE desires to Transfer all or any part of its Membership Interest to a third party under Section 7.5(b) above (i) pursuant to a Bona Fide Offer, GCE shall give written notice to the other Members (the “Resnick/Zilkha Members”), setting forth in full the terms of such Bona Fide Offer and the identity of the offeror(s) (“GCE ROFR Notice”) or (ii) not pursuant to a Bona Fide Offer, GCE shall give written notice to the Resnick/Zilkha Members, setting forth the offered Membership Interest and the cash price and other terms upon which GCE proposes to Transfer such offered Membership Interest (the “GCE ROFO Notice”).  The Resnick/Zilkha Members shall then have the right and option, for a period ending ten (10) calendar days following its receipt of the GCE ROFR Notice or GCE ROFO Notice, as applicable, to elect to purchase all, but not part, of the offered Membership Interest, pro rata in accordance with the ratio of their Percentage Interests, at the purchase price and upon the terms specified in the GCE ROFR Notice or GCE ROFO Notice, as applicable.  If all the Resnick/Zilkha Members do not elect to purchase the entire balance of the offered Membership Interest, then the Resnick/Zilkha Members electing to purchase shall have the right and option, for a period of ten (10) calendar days thereafter and pro rata in accordance with the ratio of their Units, to elect to purchase the balance of the offered Membership Interest available for purchase.  If the Resnick/Zilkha Members do not elect to purchase all of the offered Membership Interest, the Resnick/Zilkha Members shall not have a right to purchase the offered Membership Interest and GCE may, if otherwise permitted under this Agreement, Transfer all, but not part of, the offered Membership Interest to a third party upon the terms set forth in the GCE ROFR Notice or GCE ROFO Notice, as applicable, within ninety (90) calendar days after the date of the termination of the Resnick/Zilkha Members’ rights under this Section 7.6(b); provided, however, that GCE may not sell any of the offered Membership Interest to any third party on terms which are more favorable than those offered to the Resnick/Zilkha Members under the GCE ROFR Notice or GCE ROFO Notice, as applicable, without again complying with the provisions of this Section 7.6(b).

7.7 Reciprocal Right to Purchase Membership Interests.

(a) Initiation of Purchase Offer.  At any time after the third anniversary of the date hereof, either all of the Zilkha Members and the Resnick Trust collectively or GCE (the “Offering Member(s)”) may notify the other (the “Other Member(s)”) by written notice (the “Notice”) that the Offering Member(s) elects to purchase all, but not less than all, of the Membership Interest owned by the Other Member(s) specifying in the Notice the purchase price at which the Offering Member(s) elects to purchase such Membership Interest for cash (the “Purchase Price”).

(b) Option in Favor of Other Member(s).  Immediately upon its receipt of the Notice and for a period of thirty (30) calendar days thereafter, the Other Member(s) shall have an option to purchase all, but not less than all, of the Membership Interest owned by the Offering Member(s) at the Purchase Price.  If, within such thirty (30) calendar day period, the Other Member(s) notifies the Offering Member(s) in writing that it elects to exercise its option to purchase all of the Membership Interest owned by the Offering Member(s), as aforesaid, the Offering Member(s) shall be obligated to sell all of said Membership Interest to the Other Member(s), and the Other Member(s) shall be obligated to purchase all of said Membership Interest, at the Purchase Price.

(c) Non-Exercise of Reciprocal Option.  If, within such thirty (30) calendar day period, the Other Member(s) does not notify the Offering Member(s) in writing that it elects to exercise its option to purchase all of the Membership Interest owned by the Offering Member(s), as aforesaid, the Offering Member(s) shall purchase all of the Membership Interest owned by the Other Member(s), and the Other Member(s) shall sell all of said Membership Interest to the Offering Member(s), for the Purchase Price.

(d) No Challenge.  Each of the Members agrees to be bound by and to sell its Membership Interest in accordance with this Section 7.7 and specifically waives any rights to challenge or otherwise contest the sufficiency or adequacy of the consideration to be paid for such Membership Interest pursuant to this Section 7.7.

7.8 Consummation of Sale.  Unless the parties involved mutually agree otherwise, delivery to the selling Member and the purchasing Members of the Membership Interest to be sold to a Member under this ARTICLE VII or Section 5.3 and payment of the purchase price therefor shall take place at a closing (the “Closing”) to be held at the principal office of the Company at 10:00 a.m. within thirty (30) calendar days following the election to purchase or sell pursuant to Section 5.3, 7.6, or 7.7, or, if later, the determination of the applicable purchase price.  At the Closing, (a) the transferring Member shall deliver to the purchasing Members a bill of sale and assignment effecting the transfer of the Membership Interest to be sold, in form and substance satisfactory to the purchasing Members, and shall deliver, in addition, any other documents reasonably requested by the purchasing Members to effectuate the purposes of this Agreement, (b) the purchasing Members shall pay the purchase price in immediately available funds and, (c) if the transferring Members are the Resnick Trust or the Zilkha Members, AGC shall pay in full to the Resnick Trust and the Zilkha Trust all principal, accrued interest and other amounts payable under the Land Acquisition Loans.  Subject to the foregoing, title to the Membership Interest shall pass to the purchasing Members as of the date of the repurchase event free and clear of any liens or encumbrances.

7.9 Enforcement.  The Transfer restrictions contained in this Agreement are of the essence of the ownership of a Membership Interest or an Economic Interest.  Upon application to any court of competent jurisdiction, either the Company or any of its Members shall be entitled to a decree against any Person violating or about to violate such restrictions, requiring their specific performance, including those requiring a Member to sell all or part of its Membership Interest to the other Members, requiring a Member to purchase the Membership Interest of other Members or prohibiting a Transfer of all or part of a Membership Interest.  No election by a Member to purchase, or not to purchase, all or any part of an Membership Interest shall affect in any manner the rights or remedies of the Company or the Members, whether pursuant to this Agreement, at law or in equity, relating to a breach of this Agreement by the Transferring Member.

ARTICLE VIII

CONSEQUENCES OF MEMBERSHIP TERMINATION EVENTS

8.1 No Dissolution of Company.  The occurrence of a Membership Termination Event as to any Member other than the last and only remaining Member shall not dissolve the Company.  Upon the occurrence of a Membership Termination Event as to the last and only remaining Member or as otherwise provided by law, the Company shall dissolve unless the personal representative or other successor-in-interest of the last and only remaining Member consents in writing within ninety (90) days of that Membership Termination Event to the continuation of the Company and to the admission of such personal representative or other successor-in-interest, or its designee or nominee, as a Member.

8.2 Admission, Conversion or Purchase.  Upon the occurrence of a Membership Termination Event with respect to a Member under circumstances where the Company does not dissolve, the remaining Members shall determine which one of the following shall occur and give written notice thereof to the Member who suffered the Membership Termination Event (the “Former Member”):

(a) the Former Member’s personal representative or other successor-in-interest shall be admitted as a Member of the Company in the place and stead of the Former Member to the extent of the Former Member’s Membership Interest (the “Former Member’s Interest”);

(b) the Former Member’s Interest shall be converted to a bare Economic Interest, and the Former Member’s representative or other successor-in-interest shall become the owner of that Economic Interest; or

(c) Subject to the rights set forth in Article VII, the remaining Members shall purchase the Former Member’s Interest for a purchase price determined in accordance with Section 5.3(d).

8.3 Closing of Purchase of Former Member’s Interest.  The closing of the sale of a Former Member’s Interest shall be held no later than thirty (30) days after the determination of the purchase price.  At such closing, the Former Member or the Former Member’s legal representative shall deliver to the purchasers a bill of sale and assignment effecting the transfer of the Membership Interest to be sold, in form and substance satisfactory to the purchasing Members, and shall deliver, in addition, any other documents reasonably requested by the purchasing Members to effectuate the purposes of this Agreement, and the purchasers shall execute and deliver to the Former Member or the Former Member’s legal representative, a promissory note in the amount of the purchase price secured by a pledge of the Membership Interest being purchased.  The promissory note shall provide for thirty-six (36) equal monthly payments of principal and interest, with interest computed on a 360 day year and at the then mid-term applicable federal rate provided in the Code for the month in which the Closing occurs, but the purchasers shall have the right to prepay in full or in part at any time without penalty.  The Former Member or the Former Member’s legal representative and the purchasers shall do all things and execute and deliver all papers necessary to consummate the transaction in accordance with the provisions of this Agreement.  Title to the Former Member’s Interest shall pass to the purchasers as of the date of the Membership Termination Event.

ARTICLE IX

ACCOUNTING, RECORDS, REPORTING BY MEMBERS

9.1 Books and Records.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.  Board Members, and, as long as a Member’s Percentage Interest is at least ten percent (10%), then such Member and its duly authorized representative, shall have complete access to all such books and records at any time.

9.2 Bank Accounts; Invested Funds.  All funds of the Company shall be deposited in such account or accounts of the Company as may be determined by the Board and withdrawals may be made upon checks signed by such persons and in such manner as the Board may determine.  Temporary surplus funds of the Company may be invested in commercial paper, time deposits, short-term government obligations or other investments determined by the Board.

9.3 Tax Matters for the Company Handled by Board and Tax Matters Partner.

(a) Tax Elections.  The Board shall from time to time cause the Company to make such tax elections as it deems to be in the best interests of the Company and the Members.

(b) Designation of Tax Matters Partner.  GCE shall be the Tax Matters Partner. If no person shall be serving as Tax Matters Partner, the Person meeting the requirements for a tax matters partner under Code Section 6231(a)(7) and designated by vote of Management Committee shall become the Tax Matters Partner. The Tax Matters Partner may resign upon thirty (30) days’ prior written notice to the other Members.

(c) Powers. The Tax Matters Partner has all of the powers and authority of a tax matters partner under the Code. The Tax Matters Partner shall represent the Company in connection with all administrative and/or judicial proceedings instituted by the Internal Revenue Service or any taxing authority involving any tax return of the Company. This representation shall be at the Company’s expense. The Tax Matters Partner may expend the Company’s funds for professional services and costs associated with any administrative and/or judicial proceedings instituted by the Internal Revenue Service or any taxing authority involving any tax return of the Company. The Tax Matters Partner shall provide to the Members prompt notice of any communication to or from or agreements with a federal, state or local taxing authority regarding any tax return of the Company (including a summary of the communication).

9.4 Accounting Matters.  All decisions as to accounting matters shall be made by the Board; provided, however, that the Board may at any time request the Manager to provide its recommendation as to any accounting matter.  At any time or upon request of the Manager, the Board shall review and approve the accounting procedures that will be implemented by the Manager.

9.5 Confidentiality.  All books, records, financial statements, tax returns, budgets, business plans and projections of the Company, all other information concerning the business, affairs and properties of the Company and all of the terms and provisions of this Agreement shall be held in confidence by the Manager, Board Members and the Members and their respective Affiliates, subject to any obligation to comply with (a) any applicable law, (b) any rule or regulation of any legal authority or securities exchange or (c) any subpoena or other legal process to make information available to the Persons entitled thereto.  Such confidentiality shall be maintained to the same degree as each Manager. Board Member and Member maintains its own confidential information and shall be maintained until such time, if any, as any such confidential information either is, or becomes, published or a matter of public knowledge.

ARTICLE X

DISSOLUTION AND WINDING UP

10.1 Dissolution.  The Company shall be dissolved, its assets disposed of and its affairs wound up upon (and only upon) the first to occur of the following:

(a) the expiration of the term of the Company specified in the Certificate of Formation or any other event of dissolution specified in the Certificate of Formation;

(b) the unanimous vote of the Members;

(c) the vote of the Preferred Members following their receipt of a written notice from GCE in accordance with Section 5.3(e) stating GCE’s desire to dissolve the Company;

(d) the occurrence of a Membership Termination Event as to the last and only remaining Member if the Board and that Member’s personal representative or other successor-in-interest fail to consent to the continuation of the Company in accordance with Section 8.1 within ninety (90) days after the occurrence of that event;

(e) the Company’s Bankruptcy;

(f) the occurrence of an event which makes it unlawful for the business of the Company to be continued; or

(g) as otherwise required by law.

10.2 Date of Dissolution.  Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been liquidated and distributed as provided herein.  Notwithstanding the dissolution of the Company, prior to the termination of the Company the business of the Company and the rights and obligations of the Members, as such, shall continue to be governed by this Agreement.

10.3 Winding Up.  Upon the occurrence of any event specified in Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors.  The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities and assets of the Company, shall cause its assets either to be sold or distributed, as they may determine, and shall cause the proceeds therefrom, to the extent sufficient, to be applied and distributed as provided in Section 10.5; provided, however, that at the request of the Resnick Trust or the Zilkha Members, any real property owned directly or indirectly by the Company shall be distributed in kind to such Members subject to Section 10.4; provided, however, that if such distribution in kind would result in the Resnick Trust or the Zilkha Members receiving greater distributions than they would otherwise be entitled to under Section 10.5, such Members shall refund such excess distributions in cash to the Company.  The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

10.4 Distributions in Kind.  Any non-cash asset distributed to one or more Members shall first be valued at its Fair Market Value to determine the Net Profit or Net Loss that would have resulted if that asset had been sold for that value, the Net Profit or Net Loss shall then be allocated pursuant to ARTICLE VI, and the Members’ Capital Accounts shall be adjusted to reflect those allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in the distributed asset shall be the Fair Market Value of the interest (net of any liability secured by the asset that the Member assumes or takes subject to).  The Fair Market Value of that asset shall be determined by the Board.

10.5 Order of Payment of Proceeds Upon Dissolution.

(a) Liquidating Distributions.  After determining that all known debts and liabilities of the Company, including, without limitation, the Land Acquisition Loans and other debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall promptly be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company’s taxable year during which the liquidation occurs.

(b) No Liability.  No Member shall have any liability to the Company, any Member or any creditor of the Company on account of any deficit balance in its Capital Account.

10.6 Limitations on Payments Made in Dissolution.  Except as otherwise specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of that Member’s positive Capital Account balance and shall have no recourse for its Capital Contributions and/or share of Net Profits (upon dissolution or otherwise) against the Manager or any other Member.

10.7 Certificate of Cancellation.  Upon completion of the winding up of the Company’s affairs, the Board shall cause a Certificate of Cancellation to be filed with the Delaware Secretary of State.

10.8 Compensation for Services.  The Persons winding up the affairs of the Company shall be entitled to reasonable compensation from the Company for their services.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification.  The Company shall indemnify and hold harmless each of the Members and the Manager, and each of their respective officers, directors, shareholders, partners, members, trustees, beneficiaries, employees, agents, heirs, assigns, successors-in-interest and Affiliates, (collectively, “Indemnified Persons”) from and against any and all losses, damages, liabilities and expenses, (including costs and reasonable attorneys’ fees), judgments, fines, settlements and other amounts (collectively “Liabilities”) reasonably incurred by any such Indemnified Person in connection with the defense or disposition of any civil, administrative or investigative action, suit or other proceeding, whether and whether threatened, pending or completed (collectively a “Proceeding”), in which any such Indemnified Person may be involved or with which any such Indemnified Person may be threatened, with respect to or arising out of any act performed by the Indemnified Person or any omission or failure to act if the performance of the act or the omission or failure was done in good faith and within the scope of the authority conferred upon the Indemnified Person by this Agreement or by the Act, except for acts of fraud, deceit, reckless or intentional misconduct, gross negligence, embezzlement, breach of a fiduciary duty, knowing violations of law, acts which constituted breaches of this Agreement (whether committed knowingly, negligently or otherwise) or acts from which such Indemnified Person derived an improper personal benefit.  The Company’s indemnification obligations hereunder shall apply not only with respect to any Proceeding brought by the Company or a Member but also with respect to any Proceeding brought by a third party.  As a condition to the indemnification and other rights granted to an Indemnified Person pursuant to this Article, however, that Indemnified Person may not settle any action, suit or proceeding without the written consent of the Board.

11.2 Contract Right; Expenses.  The right to indemnification conferred in this ARTICLE XI shall be a contract right and shall include the right to require the Company to advance the expenses incurred by the Indemnified Person in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of the indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this ARTICLE XI or otherwise.

11.3 Indemnification of Officers and Employees.  The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this ARTICLE XI with respect to the indemnification and advancement of expenses of Members and the Manager.

11.4 Insurance.  The Company may purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against that Person and incurred by that Person in any such capacity or arising out of that Person’s status as an agent, whether or not the Company would have the power to indemnify that Person against liability under the provisions of Section 11.1 or under applicable law.

ARTICLE XII

INVESTMENT REPRESENTATIONS

Each Member represents and warrants to the other Members and the Company as follows:

12.1 Preexisting Relationship or Experience.  (a) The Member has a preexisting personal or business relationship with the Company or its Manager, officers or control persons or (b) by reason of the Member’s business or financial experience, or by reason of the business or financial experience of the Member’s financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any Affiliate or selling agent of the Company, the Member is capable of evaluating the risks and merits of an investment in its Membership Interest and of protecting the Member’s own interests in connection with the investment.

12.2 Access to Information. The Member has had an opportunity to review all documents, records and books pertaining to this investment and has been given the opportunity to consult with counsel of his or her choice with respect to all aspects of this investment and the Company’s proposed business activities.  Such Member has personally met with the Manager and has been provided with such information as may have been requested and has at all times been given the opportunity to obtain additional information necessary to verify the accuracy of the information received and the opportunity to ask questions of and receive answers from the Manager concerning the terms and conditions of the investment and the nature and prospects of the Company’s business.

12.3 Economic Risk.  The Member is financially able to bear the economic risk of an investment in its Membership Interest, including the total loss thereof.

12.4 Investment Intent.  The Member is acquiring its Membership Interest for investment purposes and for the Member’s own account only and not with a view to, or for sale in connection with, any distribution of all or any part of its Membership Interest.  Except for the partners or members of the Member, no other Person will have any direct or indirect beneficial interest in, or right to, its Membership Interest.

12.5 Consultation with Attorney.  The Member has been advised to consult with its own attorney regarding all legal and tax matters concerning an investment in its Membership Interest and has done so to the extent it considers necessary.

12.6 Purpose of Entity.  If the Member is a corporation, partnership, limited liability company, trust or other entity, it was not organized for the specific purpose of acquiring its Membership Interest.

12.7 No Advertising.  The Member has not seen, received or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement or any other form of advertising or general solicitation with respect to the sale of its Membership Interest.

12.8 Membership Interest is Restricted Security.  The Member understands that its Membership Interest is a “restricted security” under the Securities Act of 1933 in that the Membership Interest will be acquired from the Company in a transaction not involving a public offering, that its Membership Interest may be resold without registration under the Securities Act of 1933 only in certain limited circumstances and that otherwise its Membership Interest must be held indefinitely.

12.9 No Registration of Membership Interest.  The Member acknowledges that its Membership Interest has not been registered under the Securities Act of 1933 or qualified under any state securities law in reliance, in part, upon its representations, warranties and agreements herein.

ARTICLE XIII

MISCELLANEOUS

13.1 Amendments.  No amendment to this Agreement may be made without the consent of all Members.  All amendments to this Agreement must be in writing.

13.2 Offset Privilege.  Any monetary obligation owing from the Company to any Member or Manager may be offset by the Company against any monetary obligation then owing from that Member or Manager to the Company.

13.3 Arbitration.

(a) General.  In the event of any dispute, claim or controversy among the parties (other than a claim for equitable relief) arising out of or relating to this Agreement or the Certificate of Formation, whether in contract, tort, equity or otherwise, and whether relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement or the Certificate of Formation, such dispute, claim or controversy shall be resolved by and through an arbitration proceeding to be conducted under the auspices and the commercial arbitration rules of the American Arbitration Association (or any like organization successor thereto) at Los Angeles, California.  The arbitrability of the dispute, claim or controversy shall likewise be determined in the arbitration.  The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association.  Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties and may be specifically enforced by legal proceedings in any court of competent jurisdiction.

(b) Governing Law.  The arbitrator(s) shall follow any applicable federal law and Delaware state law (with respect to all matters of substantive law) in rendering an award.

(c) Costs of Arbitration.  The cost of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award, as applicable (including, without limitation, each party’s attorneys’ fees and costs), shall be borne by the unsuccessful party or, at the discretion of the arbitrator(s), may be prorated between the parties in such proportion as the arbitrator(s) determines to be equitable and shall be awarded as part of the arbitrator’s award.

13.4 Remedies Cumulative.  Except as otherwise provided herein, the remedies under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

13.5 Notices.  Any notice to be given to the Company or any Member in connection with this Agreement must be in writing, signed by the sender, and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice by courier or other means of personal service, when received if sent by facsimile, portable document format or other form of electronic transmission (as defined in the Act) or three (3) days after deposit of the notice by first class mail, postage prepaid, or certified mail, return receipt requested.  Any such notice must be given to the Company at its principal place of business, and to any Member at the address specified in Exhibit A.  Any party may, at any time by giving five (5) days’ prior written notice to the other parties, designate any other address as the new address to which notice must be given.  In the case of notice by facsimile, portable document format or other form of electronic transmission, a copy thereof shall be personally delivered or sent by registered or certified mail, in the manner specified above, within three (3) Business Days thereafter.

13.6 Attorney’s Fees.  In the event that any dispute between the Company, the Manager and/or the Members should result in litigation or arbitration, the prevailing party in that dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses, subject, however to the provisions of Section 13.3(c).

13.7 Jurisdiction.  Each Member and the Manager consents to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement, provided such claim is not required to be arbitrated pursuant to Section 13.3.  Each Member and the Manager further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in Section 13.5 and that when so made shall be as if served upon it personally.

13.8 Complete Agreement.  This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to their respective subject matters and supersede all prior written and oral agreements or statements by and among the Members.  No representation, statement, condition or warranty not contained in this Agreement or the Certificate of Formation shall be binding on the Members or have any force or effect whatsoever.  To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, the Certificate of Formation shall control.

13.9 Binding Effect.  Subject to the provisions of this Agreement relating to Transferability, this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns.

13.10 Section Headings.  All Section headings are inserted only for convenience of reference and are not to be considered in the interpretation or construction of any provision of this Agreement.

13.11 Interpretation.  In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or that Member’s counsel.

13.12 Severability.  If any provision of this Agreement or the application of that provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of that provision to persons or circumstances other than those to which it is held invalid shall not be affected.

13.13 Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, all of the Members and the Manager of GCE MEXICO I, LLC, a Delaware limited liability company, have executed this Agreement, effective as of the date first written above.

“Members”

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:
Richard Palmer, President and CEO

STEWART A. RESNICK, AS TRUSTEE OF THE STEWART AND LYNDA RESNICK REVOCABLE TRUST, DATED DECEMBER 27, 1988, AS AMENDED

LYNDA RAE RESNICK, AS TRUSTEE OF THE STEWART AND LYNDA RESNICK REVOCABLE TRUST, DATED DECEMBER 27, 1988, AS AMENDED

SELIM ZILKHA, AS TRUSTEE OF THE SELIM K. ZILKHA TRUST

MICHAEL ZILKHA, AS TRUSTEE OF THE DMZ 2000 TRUST

MICHAEL ZILKHA, AS TRUSTEE OF THE LLZ 2000 TRUST

NADIA Z. WELLISZ, AS TRUSTEE OF THE JW 2000 TRUST

NADIA Z. WELLISZ, AS TRUSTEE OF THE DW 2000 TRUST

“Manager”

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:
Richard Palmer, President and CEO

EXHIBIT A

CAPITAL CONTRIBUTIONS, ADDRESSES AND PERCENTAGE INTERESTS

OF MEMBERS AS OF

April 23, 2008
Preferred Members:

Preferred Member’s Name	Preferred Member’s Address	Preferred Member’s Capital Contribution Obligation	Preferred Units	Preferred Percentage

Stewart Resnick and Lynda Resnick as trustees of the Stewart and Lynda Resnick Revocable Trust dated December 27, 1988 as amended	11444 West Olympic Boulevard, 10th Floor Los Angeles, CA 90064	$1,116,312	500	50%

Selim Zilkha, as trustee of the Selim K. Zilkha Trust	750 Lausanne Road, Los Angeles, CA 90077	$1,116,312	500	50%

Common Members:

Common Member’s Name	Common Member’s Address	Common Member’s Capital Contribution Obligation	Common Units	Percentage Interest

Global Clean Energy Holdings, Inc. 11444 W. Olympic Blvd. 10th Floor Los Angeles, CA 90064	6033 W. Century Blvd. Suite 1090 Los Angeles, CA 90045	$ 0	500	50%

Stewart Resnick and Lynda Resnick as trustees of the Stewart and Lynda Resnick Revocable Trust dated December 27, 1988 as amended	11444 West Olympic Boulevard, 10th Floor Los Angeles, CA 90064	$ 0	250	25%

Michael Zilkha, as trustee of the LLZ 2000 Trust,	750 Lausanne Road, Los Angeles, CA 90077	$ 0	62.5	6.25%

Nadia Z. Wellisz, as trustee of the JW 2000 Trust	750 Lausanne Road, Los Angeles, CA 90077	$ 0	62.5	6.25%

Nadia Z. Wellisz, as trustee of the DW 2000 Trust	750 Lausanne Road, Los Angeles, CA 90077	$ 0	62.5	6.25%

Michael Zilkha, as trustee of the DMZ 2000 Trust	750 Lausanne Road, Los Angeles, CA 90077	$ 0	62.5	6.25%

Exhibit B - Operating Budget - GCE-Mexico I, LLC - Tizimin Ranch

Updated: 04-22-08

	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Jan-08	Feb-08	Mar-08	Year 1 Total
Fixed Costs													
Equipment	62,028	95,588	44,136	14,733	42,233	14,733	14,733	17,233	14,733	14,733	14,733	14,733	364,347
Corp Management	8,458	8,458	8,458	8,458	8,458	8,458	8,458	8,458	8,458	8,458	8,458	8,458	101,500
Corp Overhead	3,167	3,167	3,167	3,167	3,167	3,167	3,167	3,167	3,167	3,167	3,167	3,167	38,000
Direct Management	15,404	15,404	15,404	10,084	10,084	10,084	10,084	10,084	10,084	10,084	10,084	10,084	136,967
TOTAL Fixed Costs	**89,057**	**122,617**	**71,165**	**36,442**	**63,942**	**36,442**	**36,442**	**38,942**	**36,442**	**36,442**	**36,442**	**36,442**	**640,814**
Variable Costs													
Direct Labor	49,112	44,145	44,145	46,816	58,132	58,132	61,265	59,781	62,714	62,714	26,077	26,077	599,089
Sub-Contractors	137,247	166,494	90,994	129,794	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	534,529
Professional Fees (legal, title insurance)	79,298	-	-	-	-	-	-	-	-	-	-	-	79,298
Consumables													
Seed Stock/Germplasm, Fertilizer, Fuel	12,641	18,618	28,375	38,035	25,742	33,328	33,067	33,067	33,067	33,067	33,067	33,067	355,140
Utilities	958	958	1,367	1,367	1,775	1,775	2,184	2,184	2,592	2,592	3,001	3,001	23,764
TOTAL VARIABLE COSTS	**279,256**	**230,215**	**164,880**	**216,012**	**86,899**	**94,486**	**97,765**	**96,262**	**99,623**	**99,623**	**63,394**	**63,394**	**1,591,809**
TOTAL BUDGET	368,313	352,832	236,046	252,453	150,841	130,927	134,207	135,203	136,065	136,065	99,836	99,836	2,232,623
Cumulative Cash Required	368,313	721,145	957,191	1,209,644	1,360,485	1,491,412	1,625,619	1,760,822	1,896,887	2,032,952	2,132,787	2,232,623	
Quarterly Funding	**957,191**			**534,221**			**405,475**			**335,736**			
	Q1			Q2			Q3			Q4			

[redacted]

PAGARE

PROMISSORY NOTE

Suma Principal - Principal Amount:-EUD $2, 051,282.00
Fecha de Vencimiento - Maturity Date: April 23, 2018

1. Por este Pagaré (este Pagaré) y por valor recibido, el Suscriptor promete incondicionalmente pagar a la orden de Selim Zilkha como fiduciario del Fideicomiso Selim K. Zilkha, (el "Fideicomiso Zilkha") y Stewart A. Resnick y Lynda Rae Resnick, como Fiduciarios del Fideicomiso Revocable Stewart y Linda Resnick de fecha 27 de diciembre de 1988, reformado (el "Fideicomiso Resnick" y el Fideicomiso Resnick y el Fideicomiso Zilkha serán denominados conjuntamente como los "Acreedores")y cualesquier sucesores o cesionarios subsecuentes de los Acreedores como titulares del presente Pagaré (los "Titulares") en 11444 West Olympic Boulevard, 10th Floor, Los Angeles, California 90064 o en cualquier otro lugar que los Titulares de este Pagaré designen eventualmente, la suma principal de EUD$2,051,,282 (Dos Millones cincuenta y un mil doscientos ochenta y dos mil de Dólares Estadounidenses) más intereses ordinarios sobre el saldo de principal no pagado, insoluto eventualmente, al 12% (doce por ciento) anual, compuesto anualmente desde el 1 de Enero de cada año, prorreatado en periodos fraccionales, calculados sobre la base de 1 año de 360 días comprendiendo los mismos meses de 30 días cada uno, con ningún interés acumulable desde el día en que se otorga el préstamo, pero con intereses acumulables para el día en que el préstamo sea pagado. Los intereses diariamente acumulables y serán pagados quincenalmente el primer día de cada quincena a partir del 1 de mayo de 2008; siempre que el Suscriptor y GCE Mexico (tal y como se define en los párrafos siguientes) no cuenten con los fondos suficientes para realizar cualquier pago de interese, cuando éstos sean pagaderos, tal y como determine el Consejo de Administración (tal y como se define en el Contrato LLC) de GCE Mexico, en seguimiento

1. For value received and by this Promissory Note (this "Note"), the Undersigned, unconditionally promises to pay to Selim Zilkha, as trustee of the Selim K. Zilkha Trust ("Zilkha Trust") and Stewart A. Resnick and Lynda Rae Resnick, as Trustees of the Stewart and Lynda Resnick Revocable Trust, dated December 27, 1988, as amended (the "Resnick Trust", and the Resnick Trust and the Zilkha Trust shall be referred to as the "Lenders") and any subsequent successors or assigns of the Lenders as holders of this Note (the "Holders"), at 11444 West Olympic Boulevard, 10th Floor, Los Angeles, California 90064, or at such other place as the Holders of this Note may from time to time designate, the principal sum of Two Million Fifty one Thousand two hundred and eighty two Dollars (2, 051,282), with interest on the unpaid principal balance from time to time outstanding at twelve percent (12%) per annum, compounded annually on January 1 of each year, prorated for fractional periods, computed on the basis of a computational year of 360 days comprised of equal months of 30 days each, with no interest accruing for the day on which the loan is made, but with interest accruing for the day on which the loan is paid. Interest shall accrue daily and shall be paid quarterly on the first day of each quarter commencing on May 1, 2008;. provided that if the Undersigned and GCE Mexico (defined below) do not have sufficient funds to make any interest payment when due, as determined by the Board (as defined in the LLC Agreement) of GCE Mexico in accordance with the LLC Agreement (defined below), then the

1023726.31

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al Contrato LLC (el cual se definen en los párrafos siguientes), entonces el Suscriptor llevará a cabo el pago de los interese tan pronto como sea posible obtener efectivo, en seguimiento a las determinaciones de el Consejo de Administración of GCE Mexico de conformidad con el Contrato LLC. El saldo total principal de este Pagaré junto con todos los intereses acumulados no pagados, vencerán y serán pagaderos a más tardar el 23 de abril de 2018. Cualquier importe pagado por el Suscrito a fin de cumplir con sus obligaciones conforme a este Pagaré, será pagado en forma prorrateada a cada uno de los Acreedores, para que cada uno del Fideicomiso Resnick y del Fideicomiso Zilkha deberán recibir el cincuenta por ciento (50%) de cualquier pago.

2. Este Pagaré se otorga en relación con la Hipoteca de la misma fecha de este documento (la "Hipoteca") otorgada por el Suscriptor a favor de los Acreedores, constituida en la Escritura Pública número 390 de fecha 23 de abril de 2008 otorgada ante la fe del Notario Público Álvaro Roberto Baquiero Caceres, Notario número 55 de la ciudad de Mérida, Estado de Yucatán, Estados Unidos Mexicanos, y que se definen más particularmente en la hipoteca (la "Propiedad").

3. El Suscriptor acuerda que el tiempo es esencial y que en caso de falta del pago principal adeudado en el presente Pagaré, el balance pendiente del adeudo principal aquí mencionado deberá inmediatamente devengar intereses en una tasa anual igual a 2% (dos por ciento) sobre la tasa de interés, la cual esta estipulada en este documento, en tanto el incumplimiento de lo establecido en el presente Pagaré continué.

4. Todos los contratos entre el Suscriptor y los Titulares con respecto a la materia de este Pagaré están expresamente limitados, por lo que bajo ninguna contingencia o evento de cualquier tipo, ya sea en razón del anticipo del producto del mismo, aceleración o vencimiento del saldo principal no pagado, o de otra forma, no se pagará el importe o

Undersigned shall make such interest payment as soon as cash is available, as determined by the Board of GCE Mexico in accordance with the LLC Agreement. The entire principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on or before April 23, 2018. Any amount paid by the Undersigned in satisfaction of its obligations under this Note shall be paid pro rata to each of the Lenders so that each of the Resnick Trust and the Zilkha Trust shall receive fifty percent (50%) of any such payments.

2. This Note is secured by a Mortgage of even date herewith (the "Mortgage") executed by the Undersigned in favor of the Lenders, granted in Public Deed number 390 dated April 23, 2008 granted before Alvaro Roberto Baqueiro Caceres Notary Public number 55 of the City of Merida, State of Yucatan, United Mexican State, as more particularly defined in the Mortgage (the "Property").

3 The Undersigned agrees that time is of the essence and that in the event payment of principal or interest due under this Note is not made when due, the outstanding principal balance hereof shall immediately bear interest at the rate of two percent (2%) per annum above the interest rate which is otherwise provided herein, for so long as such event of default continues.

4. All agreements between the Undersigned and the Holders with respect to the subject matter of this Note are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to the Holders hereof for the

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se acordará pagarlo a los Titulares de este Pagaré para su uso, reducción o retención de dinero anticipado conforme a este Pagaré que exceda la tasa legal máxima permisible conforme a la ley que un tribunal de jurisdicción competente estime aplicable al mismo. Cuando por cualquier tipo de circunstancias, el cumplimiento con alguna disposición de este Pagaré o cualquier instrumento que garantice el Pagaré, a la fecha en que venza el cumplimiento con dicha disposición, se exceda el límite de validez establecido por la ley y que un tribunal de jurisdicción competente considere aplicable al mismo, entonces, la obligación que debe cumplirse será reducida al límite de dicha validez y cuando bajo cualquier circunstancias los Titulares hayan recibido intereses sobre el importe que excedería los intereses, serán aplicados a la reducción del saldo principal no pagado vencido conforme a este Pagaré y no al pago de intereses. Esta disposición regirá cualquier otra disposición de todos los contratos celebrados entre el Suscriptor y los Titulares con respecto a la materia de este Pagaré.

5. En caso de incumplimiento en el pago total y puntual de la cantidad principal bajo el presente Pagaré, , la suma principal íntegra del mismo, más los intereses correspondientes hasta la fecha de pago, serán exigibles y pagaderos de inmediato, a elección y requerimiento de los Tenedores de este documento.

6. Este Pagaré vencerá y deberá pagarse de inmediato, sin necesidad de aviso o requerimiento y sin necesidad de ninguna acción o elección de los Titulares, cuando ocurra en cualquier momento cualquiera de los siguientes eventos:

(i) La venta, transmisión, transferencia o disposición la creación de cualquier gravamen por parte del Suscriptor o respecto de la Propiedad o cualquier parte de la misma o cualquier interés en ella, ya sea voluntaria o involuntariamente o de otra manera.

use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstances whatsoever, fulfillment of any provision hereof or any instrument securing this Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the Holders shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the Undersigned and the Holders with respect to the subject matter of this Note.

5. Upon default in the prompt and complete payment of any amount under this Note, whether of principal or interest, or any other amount, the entire unpaid principal amount hereof and interest thereon to the date of payment, shall become due and payable at the option and upon demand of the Holders.

6. This note shall automatically become due and payable, without notice or demand and without the need for any action or election by the Holders, upon the occurrence at any time of any of the following events:

(i) The sale, conveyance, transfer or disposition by the Undersigned of the Property, or any part thereof, or any interest therein, whether voluntarily, involuntarily or otherwise.

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(ii) En caso de que Global Clean Energy, Inc. ("GCE") ejerza cualquier derecho de compra de Intereses de Membresía (tal como se define en el Contrato LLC) en el Fideicomiso Resnick o en el Fideicomiso Zilkha (tal como se define en el Contrato LLC) conforme al Contrato de Sociedad de Responsabilidad Limitada de GCE México I, LLC (el "Contrato de LLC") celebrado entre Resnick Trust, . Zilkha Trust, DMZ 2000 GST Trust, LLZ 2000 GST Trust, Julian 2000 GST Trust, Daniela 2000 GST Trust y GCE

(iii) En caso de cesión a beneficio de acreedores por cualquier parte responsable del pago de este Pagaré, ya sea como otorgante, endosante, avalista, fiador o de otra forma, o nombramiento voluntario (a solicitud de dicha parte o con su consentimiento) de un síndico de quiebras, custodio, liquidador o fiduciario de quiebra de los bienes de dicha parte, o ésta presente una declaración de concurso mercantil u otro procedimiento similar conforme a cualquier ley de desagravio de deudores.

(iv) Cuando se presente contra cualquier parte response del pago de este Pagaré, ya sea como otorgante, endosante, avalista, fiador o de otra forma un procedimiento de concurso mercantil o un procedimiento similar conforme a la ley de desagravio de deudores, o se nombre involuntariamente un síndico de quiebras, custodio, liquidador o fiduciario de quiebra para los bienes de dicha parte, y dicho procedimiento o nombramiento no se desestime o anule en un plazo de 60 (sesenta) días naturales después de que se inicie o haga el nombramiento.

7. La suerte principal de este Pagaré podrá ser prepagada en todo o en parte, en el entendido, sin embargo de que todos los intereses acumulados sobre el importe que será prepagado y todos los *intereses moratorios que deban pagarse conforme* al presente Pagaré, también deberán pagarse en esa fecha.

8. El importe principal de este Pagaré y los

(ii) The exercise by Global Clean Energy, Inc. ("GCE") of any right to purchase the Membership Interests (as defined in the LLC Agreement) of the Resnick Trust or any of the Zilkha Members (as defined in the LLC Agreement) pursuant to the Limited Liability Company Agreement of GCE Mexico I, LLC ("GCE Mexico"), by and among the Resnick Trust, the Zilkha Trust, DMZ 2000 Trust, LLZ 2000 Trust, JW 2000 Trust, DW 2000 Trust and GCE (the "LLC Agreement").

(iii) The making of an assignment for the benefit of creditors by any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise, or the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of any such party's property or the filing by any such party of a petition in bankruptcy or other similar proceeding under any law for the relief of debtors.

(iv) The filing against any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise, of a petition in bankruptcy or other similar proceeding under any law for the relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of any such party, and such petition or appointment is not vacated or discharged within sixty (60) calendar days after the filing or making thereof.

7. The principal of this Note may be prepaid in whole or in part; provided however that all accrued interest on the amount to be prepaid and *all late charges payable hereunder are also paid* at such time.

8. The principal amount of this Promissory

{023726.3}

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intereses sobre el mismo, si los hubiera, serán pagados por el Suscriptor Avalista libres y sin ninguna deducción por concepto de cualquiera o todos los impuestos presentes o futuros, tributos, contribuciones, deducciones, cargos, -retenciones, cualesquiera intereses, recargos, multas, sanciones y otros cargos fiscales de cualquier clase respecto a los mismos sin embargo, de que en caso de que el Suscriptor de este pagaré deba hacer conforme a la Ley Mexicana alguna retención respecto del pago de intereses, el Suscriptor pagará a los Tenedores de este Pagaré las cantidades adicionales que sean necesarias con objeto de que los Tenedores del mismo reciba la misma cantidad de intereses que de otra forma hubiera recibido si no se hubieran hecho las retenciones sobre los intereses.

9. Cuando cualquier pago de este Pagaré deba declararse vencido en un día que no sea día hábil, dicho pago deberá hacerse el día hábil inmediato siguiente y dicha extensión de tiempo deberá ser incluida dentro del computo de días para el pago de intereses del presente Pagaré.

10. Para todo lo relativo al presente Pagaré, el Suscriptor señalan como su domicilio: Calle 32, 200 A, Departamento 12, Colonia García Gineres, C.P. 97070, Mérida, Yucatán, México.

(i) Este Pagaré estará, en todo respecto, sujeto e interpretado de acuerdo con las leyes del Estado de California, excepto en la medida en que la ley federal de los Estados Unidos permita que los Titulares contraten, carguen o reciban un importe de intereses superior, en el entendido sin embargo, de que para el caso de cualquier acción o procedimiento ejercitado en los Estados Unidos Mexicanos para solicitar el cumplimiento de este Pagaré, este Pagaré se interpretará y regirá conforme a las leyes de los Estados Unidos Mexicanos.

(ii). Para la interpretación, ejecución y cumplimiento de este Pagaré y para el requerimiento judicial del pago de su importe, el

Note and the interest thereon, if any, shall be paid by the Undersigned free and clear of and without deduction of any and all present or future taxes, levies, imposts, deductions, charges, withholdings, any interest, surcharges, fines, penalties, or other assessments of any kind whatsoever with respect thereto, provided, however, that in the event the Undersigned is obliged by Mexican law to withhold any amount on interest payments, the Undersigned shall pay to the Holders of this Note such additional amounts necessary so that the Holders of this Note receive the same amounts on account of interest payments as if such withholding had not been made.

9. Whenever any payment on this Note shall be stated to be due on a day, which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest of this Note.

10. For all matters relating to this Note, the Undersigned stipulate as its domiciles: Street 32, 200 A, Department 12, Garcia Gineres, Zip Code 97070, Merida, Yucatan, Mexico.

(i) this Note shall, in all respects, be governed by and construed in accordance with the laws of the State of California, except to the extent United States federal law permits the Holders to contract for, charge or receive a greater amount of interest; provided however that in any action or proceeding brought in the United Mexican States to enforce this Note, this Note shall be construed and governed under the laws of the United Mexican States.

(ii) for the interpretation, execution, compliance and performance of this Note the Undersigned expressly submit to the jurisdiction of: (i) any

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Suscriptor se somete expresamente a la jurisdicción de (i) cualquier tribunal del Estado o Federal ubicado en la Ciudad de Los Angeles, Estado de California y (ii) cualquier tribunal o tribunales competente en la Ciudad de México, México, y mediante la suscripción y entrega de este Pagaré el Suscriptor se somete a dicha jurisdicción, renunciando expresamente a cualquier otro fuero al que tenga derecho o llegue a tenerlo en el futuro, en virtud de cualquier razón.

state or federal court located in the City of Los Angeles, State of California, and (ii) any competent court or courts in Mexico City, Mexico, and by the execution and delivery of this Note, the Undersigned hereby submits to such jurisdiction expressly waiving any other jurisdiction to which the Undersigned may now or in the future be entitled for any reason whatsoever.

11. El ejercicio único o parcial de cualquier facultad conforme a este Pagaré o cualquier hipoteca, contrato de fideicomiso, contrato de garantía u otro contrato que garantice este Pagaré no impedirá otro o un futuro ejercicio de dicha facultad o ejercicio de cualquier otra facultad. Los Titulares en todo momento tienen derecho a proceder en contra de una parte e la garantía conforme a este Pagaré en cualquier orden y forma que los Titulares estimen conveniente, sin renunciar a cualesquier derechos respecto de otra garantía. La demora u omisión por parte de los Titulares para ejercer cualquier derecho conforme a este Pagaré no operará como renuncia de dicho derecho o de cualquier otro conforme a este Pagaré. La liberación de cualquier parte responsable de este Pagaré no operará como liberación de cualquier otra parte responsable del mismo. La aceptación de cualquier importe adeudado y que deba pagarse conforme a este Pagaré no operará como renuncia con respecto a cualquier otro importe adeudado en ese momento y no pagado.

11. No single or partial exercise of any power hereunder or under any mortgage, deed of trust, security agreement or other agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. The Holders shall at all times have the right to proceed against any portion of the security held herefor in any such order and in any such manner as the Holders may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Holders in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon. The acceptance of any amount due and payable hereunder shall not operate as a waiver with respect to any other amount then owing and unpaid.

12. En este acto todas las partes, ya sea el Suscriptor, principal, fiador, avalista o endosante de este Pagaré renuncian a la presentación, demanda, protesta, avisos de protesta, incumplimiento o falta de pago de este Pagaré y todos los avisos de cualquier tipo, excepto por lo dispuesto en el Pagaré. En la medida permitida por la ley aplicable, el Suscriptor en este acto renuncia a la defensa del estatuto de limitaciones.

12. Presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind are hereby waived by all parties to this Note, whether the Undersigned, principal, surety, guarantor or endorser, except as provided herein. To the extent permitted by applicable law, the defense of the statute of limitations is hereby waived by the Undersigned.

13. En caso de que este Pagaré o cualquier

13. If this Note or any installment of principal

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parcialidad de principal o intereses no sea pagada a su vencimiento, sea por vencimiento o aceleración, el Suscriptor promete pagar todos los costos de cobranza, incluyendo de manera enunciativa mas no limitativa honorarios razonables de abogados y todos los gastos en que incurra el titular del mismo a cuenta de dicha cobranza.

or interest is not paid when due, whether at maturity or by acceleration, the Undersigned promises to pay all costs of collection, including without limitation, reasonable attorneys' fees, and all expenses incurred by the holder hereof on account of such collection.

14. La suerte principal e intereses documentados por este Pagaré, son pagaderos únicamente en moneda de curso legal en los Estados Unidos.

14. Principal and interest evidenced hereby are payable only in lawful money of the United States.

15. Este Pagaré se suscribe en versiones en idioma inglés y español, y ambas obligarán al Suscriptor, pero ambas constituirán un único y mismo instrumento; quedando establecido, sin embargo, que en caso de discrepancia prevalecerá el texto en inglés.

15. This Note is executed in English and Spanish versions both of which shall bind the Undersigned but both of which shall constitute one and the same instrument; provided, however, that in case of a discrepancy, the English text shall prevail.

16. Este Pagaré que se contiene en siete (7) páginas escritas únicamente en el anverso, se suscribe y entrega en Mérida, Yucatán, el 23 de abril de 2008.

16. This Note consisting of seven (7) pages print in the front of the pages only, is made and delivered in Merida, State of Yucatán, on April 23, 2008.

THE UNDERSIGNED

Por/By: Laura Mello González
On behalf/en representación de: Asideros Globales Corporativo, S. de R.L. de C.V.
Puesto/Title: Attorney in fact
Fecha/Date: April 23, 2008
Lugar/Place: Merida, State of Yucatán, Mexico

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NOTARIA PUBLICA NUM. 55

Nombre ASIDEROS GLOBALES CORPORATIVO S. DE R.L DE C.V.

Tipo Escritura HIPOTECA UNILATERAL.

Escritura Número 390/2008/ABC

Fecha 23 DE ABRIL DEL 2008.

Tomo 219 Vol. D Fol. ______

A CARGO DE LOS

Lic. Alvaro R. Baqueiro Cáceres

Lic. Enna Baqueiro Rodríguez

MERIDA, YUC., MEX.

Calle 16 No. 110 x 27 y 29 Col. México

Tel. (9) 926-66-68 con 6 Líneas Fax: (9) 927-47-34

ACTA NUMERO: TRESCIENTOS NOVENTA.------------------------------

- - En la Ciudad de Mérida, Capital del Estado de Yucatán, Estados Unidos Mexicanos, a los veintitrés días del mes de Abril del año dos mil ocho, ante Mí, Abogado **ALVARO ROBERTO BAQUEIRO CACERES**, Notario Público del Estado, Titular de la Notaría Número Cincuenta y Cinco, en actual ejercicio, y con residencia en esta Capital, comparecen personalmente ante mí:---------------------------------------

- -I.- La Señora **LAURA MELLO GONZÁLEZ** a nombre y en representación de **ASIDEROS GLOBALES CORPORATIVO, Sociedad de Responsabilidad Limitada de Capital Variable**, empresa constituida de conformidad con las leyes de México, en lo sucesivo el **"Deudor Hipotecario"**, comparece a constituir **HIPOTECA UNILATERAL** en primer lugar a favor del Fideicomiso Irrevocable otorgado por Stewart y Lynda Resnick, de fecha 27 (veintisiete) de diciembre de 1998 (mil novecientos noventa y ocho), en la medida en que ha sido modificado (el "Fideicomiso Resnick") y del Fideicomiso del Señor Selim K. Zilkha, (el "Fideicomiso. Zilkha"); el "Fideicomiso Resnick" y el "Fideicomiso Zilkha" en lo sucesivo serán denominados como los "Acreditantes" o los "Acreedores Hipotecarios".---

-----------------------**ANTECEDENTES**---------------------

I. La compareciente comprueba mediante escritura pública número Trescientos ochenta y y nueve, de fecha de hoy, otorgada ante la fe del Suscrito Notario Público autorizante, cuyo primer testimonio se encuentra en trámite de registro ante el Registro Público de la Propiedad del Estado, que el Deudor Hipotecario adquirió los lotes de terreno identificados como"Chumucbe"; "San Jorge" identificada catastralmente con el número dos mil trescientos treinta y nueve; "SAN JOSE" antes "San Juan Sahcabchén"; "SAN ROMAN-YOOCH-HA-CHICH", que constituye el tablaje de tierras número catastral un mil ciento cuarenta y dos actualmente denominado "SANTA EULALIA"; "SANTA NAZARIA" según cédula catastral "SAN PEDRO", con número catastral un mil ciento noventa y uno; "SAN FERNANDO", con número catastral un mil cuarenta y nueve, y "EL GIRASOL" con número catastral DOS MIL TRESCIENTOS TREINTA Y OCHO, todos ubicados en la localidad de Sucopó, Municipio y partido de Tizimín, Estado de Yucatán, Estados Unidos Mexicanos; a los que se les denominará sucesivamente como los "Inmuebles".-------- --

II.- Los inmuebles se describen como sigue:--------------------------------- -----

a) "Finca denominada "Chumucbe", ubicada en el municipio de Tizimín, Estado de Yucatán, con una extensión de cuatrocientos treinta y ocho hectáreas y cuarenta áreas de

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tierras, con los linderos siguientes: al Norte, terrenos de Yokdzonot; al Este, terrenos de Vasa;y al Oeste, ejidos de Sucopó".---------------------------------------

b) "Finca rústica denominada "San Jorge", identificada catastralmente con el número dos mil trescientos treinta y nueve, de la localidad de Sucopó, municipio de Tizimín, Estado de Yucatán, con una extensión de ciento veintiocho hectáreas, setenta áreas de tierras; que dista de la localidad de Sucopó, a unos nueve kilómetros de la cabecera municipal, unos veinte kilómetros al Oriente y del camino público más inmediato, dos kilómetros; Colindancias: al Norte, el rancho San Fernando; al Sur, la finca San José; al Oriente, la finca Santa Elena; y al Poniente, la finca el Girasol".----------------------------

c) "Finca rústica denominada "SAN JOSE", antes "San Juan Sahcabchén", de la localidad de Sucopó, municipio de Tizimín, Estado de Yucatán, con una extensión de cuatrocientas cuarenta hectáreas, doce áreas de tierras, veinte kilómetros del camino público más inmediato, un kilómetro; Colindancias: al Norte, finca "San Fernando"; al Sur, terrenos de Chumucbé; al Oriente, terrenos de Yocchachich; y al Poniente, la finca el Yaaxché".----

d) "Finca rústica denominada "SAN ROMAN-YOOCH-HA-CHICH", que constituye el tablaje de tierras número catastral un mil ciento cuarenta y dos, actualmente denominado "SANTA EULALIA", correspondiente a la localidad de Sucopó del Municipio y Partido de Tizimín, Estado de Yucatán, con una extensión de trescientas sesenta y dos hectáreas, buenas para el cultivo de cereales, extracción de chicle y maderas fuertes.- Distancias: de la localidad de Sucopó, once kilómetros al Oriente; de la cabecera municipal y partido y estación ferrocarrilera más próxima, que es Tizimín, veintiún kilómetros. El camino público más inmediato atraviesa la finca; linderos: al Norte, terrenos de San Francisco y terrenos baldíos; al Sur, terreno de la finca Uesa y parte de la finca Chumucbé; al Oriente, terrenos de la finca San Pedro o tablaje catastral número un mil ciento noventa y uno; y al Poniente, terrenos de la hacienda Sahcabchén".--------------------------------

e).- "Finca rústica denominada "SANTA NAZARIA", según cédula catastral "SAN PEDRO", con número catastral un mil ciento noventa y uno, correspondiente a la localidad de Sucopó, Municipio y partido de Tizimín, Estado de Yucatán, con la extensión de trescientas hectáreas de tierras propias para el cultivo de cereales y pastos; ubicada en el cuadrante Noreste y distante de la localidad de Sucopó once kilómetros y de la cabecera municipal de partido, estación ferrocarrilera más próxima que es Tizimín, unos veintiún kilómetros y del camino público más inmediato que lo cruza.- Condiciones de salubridad buenas y carece de los demás datos que exige la ley, con los linderos siguientes: al Norte,

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colinda con terrenos nacionales de Dzonot Ake; al Sur, terrenos nacionales ya ocupados; al Este, terrenos de Yaaxchekú; y al Oeste, terrenos de la finca Yooc-ha-chich". - - - - -

f) "Finca rústica denominada "SAN FERNANDO", con número catastral un mil cuarenta y nueve, de la localidad de Sucopó, Municipio y partido de Tizimin, Estado de Yucatán, con una extensión de ciento veintiocho hectáreas, setenta áreas, cero centiáreas, dista de la localidad de Sucopó, nueve kilómetros de la cabecera Municipal y de partido y estación ferrocarrilera más próxima, Tizimín, veinte kilómetros del camino público más inmediato, dos kilómetros y colinda: al Norte, con el ejido de Tizimin; al Sur, la finca "El Girasol"; al Oriente, la finca "El Naranjo" y al Poniente, el ejido de Sucopó". - - - - - - - - - - - - - - - - - -

g) "Finca rústica denominada "EL GIRASOL", con número catastral DOS MIL TRESCIENTOS TREINTA Y OCHO, de la localidad de Sucopó, Municipio y partido de Tizimín, Estado de Yucatán, con una extensión de ciento veintiocho hectáreas, setenta áreas, cero centiáreas, dista de la localidad de Sucopó, nueve kilómetros de la cabecera Municipal y de partido y estación ferrocarrilera más próxima, Tizimín, veinte kilómetros del camino público más inmediato, dos kilómetros y colinda: al Norte, Rancho San Fernando; al Sur, la finca "San José"; al Oriente, el ejido Sucopó; y al Poniente, la finca San Fernando". - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - La compareciente hace constar, que por lo reciente de la compraventa, los predios aún se encuentran inscritos en el Registro Público a folios electrónicos 814573 (ochocientos catorce mil quinientos setenta y tres); 806175 (ochocientos seis mil ciento setenta y cinco); 814505 (ochocientos catorce mil quinientos cinco); 802587(ochocientos dos mil quinientos ochenta y siete); 802596 (ochocientos dos mil quinientos noventa y seis) 720085 (setecientos veinte mil ochenta y cinco); 719259 (setecientos diecinueve mil doscientos cincuenta y nueve); y número de inscripción 864821 (ochocientos sesenta y cuatro mil ochocientos veintiuno); 864790 (ochocientos sesenta y cuatro mil setecientos noventa); 864804 (ochocientos sesenta y cuatro mil ochocientos cuatro); 864811 (ochocientos sesenta y cuatro mil ochocientos once); 864818 (ochocientos sesenta y cuatro mil ochocientos dieciocho); 864850 (ochocientos sesenta y cuatro mil ochocientos cincuenta); 864852 (ochocientos sesenta y cuatro mil ochocientos cincuenta y dos) respectivamente.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

III. - Los Inmuebles se encuentran libres de todo tipo de gravámenes y afectaciones, unicamente con la reserva de dominio que consta en el certificado de gravámenes que se adjunta al apéndice de la presente Escritura Pública, la cual ha sido cancelada mediante

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escritura pública número Trescientos ochenta y ocho de fecha de hoy, pasada ante la fe del suscrito Notario Autorizante, la cual por lo reciente de su otorgamiento se encuentra en trámite de inscripción en el Registro Público de la Propiedad y de Comercio del Estado por lo que obra inscrita, al día de hoy, con número de inscripción 197077 (ciento noventa y siete mil setenta y siete); 197058 (ciento noventa y siete mil cincuenta y ocho); 197071 (ciento noventa y siete mil setenta y uno); 197066 (ciento noventa y siete mil sesenta y seis); 197068 (ciento noventa y siete mil sesenta y ocho); 197078 (ciento noventa y siete mil setenta y ocho) y 197080 (ciento noventa y siete mil ochenta) respectivamente .-----

IV.- Que los inmuebles se encuentran al corriente en el pago del impuesto predial, tal como se acredita con la constancia de no adeudo expedido por el H. Ayuntamiento de Tizimín, Yucatán, el cual se adjunta al apendice de la presente escritura.-------------

-----------------------**D E C L A R A C I O N E S**-------------------

--- **PRIMERA.**- El representante del Deudor Hipotecario declara que a la fecha de la presente Escritura, el Deudor Hipotecario se encuentra al corriente en el pago y no se encuentra sujeto a reclamaciones fiscales, laborales o de otra naturaleza, que pudieran constituir un gravamen preferencial sobre la hipoteca en primer lugar que será creada mediante la presente Escritura sobre los Inmuebles, en los términos de la presente Escritura. El representante del Deudor Hipotecario asimismo declara que la hipoteca que será creada por virtud de la presente Escritura, deberá inscribirse ante el Registro Público de la Propiedad y de Comercio del Estado de Yucatán, como hipoteca en primer lugar. --

-- **SEGUNDA.** El representante del Deudor Hipotecario declara que: El día hoy los Acreedores otorgaron un crédito (el "Crédito") a favor del Deudor Hipotecario por el importe de USD $2,051,282.00 (Dos Millones cincuenta y un mil doscientos ochenta y dos Dólares, moneda de curso legal en los Estados Unidos de Norteamérica) para ser usado por el Deudor Hipotecario para la adquisición de los Inmuebles descritos anteriormente y con el objeto de documentar el Crédito, el Deudor Hipotecario suscribió un pagaré (el "Pagaré") de fecha veintitrés de abril del dos mil ocho, a favor de los Acreedores Hipotecarios por el importe total del Crédito. ---------------------------------

--- El suscrito Notario Público, adjunto una copia del Pagaré al apéndice de la presente escritura y una copia del mismo se deberá adjuntar a los testimonios que pudieran emitirse respecto a la presente escritura pública. ------------------------------

--- **TERCERA.** - El representante del Deudor Hipotecario declara que: -------------

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(a)De conformidad con el Pagaré, el Deudor Hipotecario se obliga a pagar a los Acreedores Hipotecarios el importe principal de USD$2, 051,282.00 (Dos Millones cincuenta y un mil doscientos ochenta y dos Dólares, moneda de curso legal en los Estados Unidos de Norteamérica) el cual constituye el "Crédito", con intereses ordinarios sobre el saldo principal insoluto durante cada Periodo de Intereses, tal como se señala en el Pagaré. --

(b) De conformidad con el Pagaré y el Contrato de Responsabilidad Limitada de GCE Mexico I, LLC (el "Contrato de Responsabilidad Limitada"), celebrado entre el Fideicomiso, el Fideicomiso Zilkha y Global Clean Energy Holdings, Inc. ("GCE"), el pago del Crédito por parte del Deudor Hipotecario deberá garantizarse, mediante una hipoteca en primer lugar a ser constituida sobre los Inmuebles, otorgada por el Deudor Hipotecario a favor de los Acreedores Hipotecarios. ------------------------------------

El suscrito Notario Público, adjunta una copia del Pagaré al apéndice de la presente escritura, y una copia de dicho documento se deberá adjuntar a los testimonios que pudieran emitirse respecto a la presente escritura pública. ----------------------

- - **CUARTA.** El representante del Deudor Hipotecario declara que el Deudor Hipotecario ha suscrito el Pagaré de fecha veintrés de abril de dos mil ocho a la orden de los Acreedores Hipotecarios por el importe total del Crédito. ------------------------

- - **QUINTA.** El representante del Deudor Hipotecario declara que con el objeto de garantizar: I.- El pago del Crédito, así como el cumplimiento de todas y cada una de las obligaciones del Deudor Hipotecario en los términos del Pagaré; II.- El cumplimiento de todas y cada una de las obligaciones relacionadas en el Crédito, a favor de los Acreedores Hipotecarios en los términos de el Contrato de Responsabilidad Limitada y III.- El cumplimiento de todas y cada una de las obligaciones derivadas de los demás documentos derivados del presente instrumento o en relación con el mismo (conjuntamente denominadas como las "Obligaciones Garantizadas"), el Deudor Hipotecario ha optado por crear una hipoteca en primer lugar sobre los Inmuebles, en los términos de la presente Escritura Pública. ---------------------------------

AHORA, POR LO TANTO, el Deudor Hipotecario conviene las siguientes: -----------

--------------------------**CLÁUSULAS**-----------------------

- - **PRIMERA.** El Deudor Hipotecario en este acto reconoce que ha obtenido en préstamo de los Acreedores Hipotecarios, a la fecha del presente instrumento, el importe principal de USD $2,051,282.00 (Dos Millones, cincuenta y un mil, doscientos ochenta y dos Dólares,

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moneda de curso legal en los Estados Unidos de Norteamérica) y que el Deudor Hipotecario utilizó para pagar como precio de compra al vendedor de los Inmuebles, según se establece en la Escritura de Compraventa mencionada en el Antecedente I anterior, así como los gastos por derechos y honorarios generados con motivo de la transmisión de los Inmuebles.--

- - **SEGUNDA.** Con el objeto de garantizar el pago y cumplimiento a la fecha de vencimiento (ya sea mediante vencimiento, aceleración o de cualquier otra forma) de todas y cada una de las Obligaciones Garantizadas, incluyendo de manera enunciativa, más no limitativa, el pago a su vencimiento del Pagaré, intereses, intereses moratorios, honorarios, gastos y accesorios, el Deudor Hipotecario en este **acto constituye a favor de los *Acreedores Hipotecarios una hipoteca voluntaria en primer lugar sobre los Inmuebles***, la cual incluye (i) los Inmuebles que se describen en el Antecedente Segundo (II) anterior, cuya descripción, medidas y colindancia se tienen por reproducidas en la presente Cláusula como si a la letra se insertasen; (ii) los edificios y mejoras construidas sobre dichos Inmuebles o que sean construidas en el futuro; y (iii) las instalaciones y demás bienes que se encuentren incorporados o que vayan a ser incorporados a dicho lote de terreno, edificios y mejoras, que no puedan ser retiradas de los Inmuebles sin dañar el valor del lote de terreno, edificios y mejoras (conjuntamente la "Hipoteca"). --------------------------------

- - La Hipoteca que es constituida por virtud del presente instrumento por el Deudor Hipotecario a favor de los Acreedores Hipotecarios se crea de conformidad con los Artículos 2076 y 2082 del Código Civil del Estado de Yucatán, y artículos correlativos del Código Civil del Distrito Federal. --

- - La Hipoteca incluye, además de lo anterior, los accesorios naturales de los Inmuebles, los bienes que puedan formar parte de los Inmuebles de facto o de jure, las servidumbres de paso de las que los Inmuebles puedan ser el patrimonio dominante, y los bienes que el Deudor Hipotecario destine en el futuro para los servicios de los Inmuebles y que sean incorporados al mismo, excepto por vehículos automotores. -----------------------

- - En caso de ejecución de la Hipoteca, el producto de la misma será usado en primer lugar al pago de todos los importes adeudados a los Acreedores Hipotecarios en los términos de los Pagarés, y en segundo lugar, al pago de los costos derivados de la ejecución de la Hipoteca, y demás importes adeudados por el Deudor Hipotecario o cualquier otra persona a los Acreedores Hipotecarios, en los términos del Pagaré. ----------------------------

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- - -**TERCERA.** Los Inmuebles hipotecados por el Deudor Hipotecario en los términos del presente instrumento, garantiza el cumplimiento de todas las Obligaciones Garantizadas, sin limitación alguna. Por lo tanto, excepto por lo dispuesto en el Pagaré, los Inmuebles no serán liberados de la hipoteca constituida por virtud del presente instrumento, sino hasta en tanto las Obligaciones Garantizadas hayan sido cumplidas, independientemente de que el Deudor Hipotecario o cualquier otra entidad, actualmente o en el futuro garantice a los Acreedores Hipotecarios el cumplimiento de todo o una parte de las Obligaciones Garantizadas mediante otras hipotecas, cesiones en prenda o de cualquier otra forma; por lo que en este acto, el Deudor hipotecario, por conducto de su representante compareciente, renuncia en favor de los Acreedores, a lo dispuesto por los artículos 2058 y 2059 del Código Civil Vigente del Estado de Yucatán - - - - - - - - - - - - - -

- - **CUARTA.** Sin perjuicio a las disposiciones de las Cláusulas anteriores, la Hipoteca garantiza el pago del importe principal del Crédito hasta por USD $2,051,282.00 (Dos Millones cincuenta y un mil doscientos ochenta y dos Dólares, moneda de curso legal en los Estados Unidos de Norteamérica) más todos los intereses ordinarios e intereses moratorios acumulados sobre dicho importe, incluyendo intereses por más de tres años, LO QUE DEBERÁ SER DEBIDAMENTE ANOTADO EN EL REGISTRO PÚBLICO DE LA PROPIEDAD Y DE COMERCIO DEL ESTADO DE YUCATÁN. - - - - - - - - - - - - - - - - - - -

- - **QUINTA.** El Deudor Hipotecario no tendrá derecho a la liberación parcial de los Inmuebles respecto del gravamen del Deudor Hipotecario, sino hasta en tanto todas las Obligaciones Garantizadas hayan sido pagadas en su totalidad. - - - - - - - - - - - - - - - - - - -

- - Asimismo, el Deudor Hipotecario no podrá constituir otro gravamen, afectación u otro tipo de limitación sobre los Inmuebles, y el Deudor Hipotecario no tendrá derecho a vender los Inmuebles o a otorgar derechos sobre dichos Inmuebles a favor de terceros, sino hasta en tanto todas las Obligaciones Garantizadas hayan sido pagadas en su totalidad, excepto mediante previa autorización por escrito de los Acreedores. - - - - - - - - -

- - **SEXTA.** En caso de que los Acreedores Hipotecarios decidan ejercer los derechos que se les confieren por virtud del presente instrumento, se aplicará lo siguiente: - - - - - - - - -

a) Los Acreedores Hipotecarios estarán facultados para determinar los bienes que deberán añadirse a los bienes que cubre la presente hipoteca, sin tener que someterse a lo dispuesto por el Artículo 1395 del Código de Comercio y en las disposiciones aplicables del Código de Procedimientos Civiles; - - - - - - - - - - - - - - - - - - -

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b) Los Acreedores Hipotecarios o el depositario nombrado por los Acreedores Hipotecarios podrán tomar posesión inmediatamente de los bienes adjuntos; y --------

c) El depositario nombrado por los Acreedores Hipotecarios deberá pagar, sin necesidad de orden judicial, con el producto de los Inmuebles y de los bienes adjuntos, todos los intereses acumulados sobre las Obligaciones Garantizadas. ---------------

-- En caso de que los Acreedores Hipotecarios ejerzan los derechos que se les confieren por virtud del presente instrumento, el Deudor Hipotecario renuncia expresamente al derecho de ser nombrado como depositario de los Inmuebles y de los bienes adjuntos. --

-- **SÉPTIMA.** La Hipoteca seguirá estando vigente y surtiendo plenos efectos hasta la fecha en que todas las Obligaciones Garantizadas hayan sido pagadas o cubiertas en su totalidad e incondicionalmente. --

-- **OCTAVA.** En caso de que el Deudor Hipotecario incumpla en el pago de cualquier importe pagadero de acuerdo con el Pagaré, ya sea del importe principal o de intereses, o de cualquier otro importe adeudado conforme al Pagaré, los Acreedores Hipotecarios tendrán derecho a ejecutar la Hipoteca constituida por virtud del presente instrumento. ---

-- Asimismo, en caso de que GCE adquiera el total o una parte de los Intereses de Membresía (tal y como se definen en el Contrato de Responsabilidad Limitada") del Fideicomiso Resnick y el Fideicomiso Zilkha, y no logré la satisfacción total de las Obligaciones Garantizadas, los Acreedores Hipotecarios tendrán derecho a ejecutar la Hipoteca constituida por virtud del presente instrumento. ------------------------

-- **NOVENA.** Mientras que la Hipoteca siga surtiendo efectos, los Inmuebles no podrán subdividirse o modificarse de cualquier otra forma sin previo consentimiento por escrito de los Acreedores Hipotecarios, en el entendido de que la Hipoteca sobre los Inmuebles prevalecerá sobre la totalidad de los Inmuebles, independientemente de que dicho Inmueble haya sido subdividido o modificado. --------------------------------

-- **DÉCIMA.** El Deudor Hipotecario, dentro de los treinta días siguientes a la fecha de firma del presente instrumento , y siempre que la presente hipoteca siga estando vigente, obtendrá un Seguro de Responsabilidad Civil con Cobertura Amplia y cualesquier oros seguros que sean convenientes para asegurar los Inmuebles con aseguradoras de buena reputación, por un importe que sea al menos igual al valor de los Inmuebles de acuerdo con el avalúo que se adjunta al presente instrumento en la forma acostumbrada para asegurar inmuebles similares los Inmuebles. La póliza de seguro correspondiente deberá señalar a los Acreedores Hipotecarios como beneficiarios de la misma, y deberá señalar

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que los Inmuebles se encuentran sujetos a una hipoteca a favor de los Acreedores Hipotecarios de acuerdo con los términos de la presente escritura pública. En caso de incumplimiento con lo dispuesto anteriormente dentro de dicho período de tres días, el Deudor Hipotecario en este acto autoriza irrevocablemente a los Acreedores Hipotecarios para adquirir la póliza de seguro correspondiente, quienes cobrarán al Deudor Hipotecario la prima pagada por dicha póliza, junto con los intereses moratorios a la tasa moratoria señalada en el Pagaré, y todos los importes señalados anteriormente serán pagaderos por el Deudor Hipotecario a los Acreedores Hipotecarios al momento en que así lo requieran. --

- - -**DÉCIMA PRIMERA**. El Deudor Hipotecario se obliga al pago oportuno de todos los impuestos, derechos y demás cargas fiscales impuestos sobre los Inmuebles. El Deudor Hipotecario deberá comprobar frente a los Acreedores Hipotecarios, a solicitud de los Acreedores Hipotecarios, que se encuentra al corriente en el pago de tales impuestos, derechos y cargas fiscales, y para tales efectos deberá entregar a los Acreedores Hipotecarios copias certificadas de los recibos de pago correspondientes, debidamente sellados por las autoridades gubernamentales competentes. ---------------------

- - -**DÉCIMA SEGUNDA**. El Deudor Hipotecario asumirá todos los gastos derivados de la preparación, suscripción y entrega del presente Instrumento, incluyendo todos los impuestos, derechos, gastos y honorarios en que se incurran por virtud de la firma del presente instrumento y de su inscripción en el Registro Público de la Propiedad que corresponda del primer testimonio de la presente escritura pública. -----------------

- - **DÉCIMA TERCERA**. La suscripción del presente instrumento no constituye la novación, modificación, pago, cumplimiento o extinción de ninguna de las Obligaciones Garantizadas. --

- - **DÉCIMA CUARTA**. El incumplimiento o retraso por parte de los Acreedores Hipotecarios en el ejercicio de cualquier derecho, facultad o recurso en los términos del presente Instrumento, no constituirá la renuncia de tales derechos, facultades o recursos; el ejercicio único o parcial de tales derechos, facultades o recursos, no precluirá el ejercicio de otros derechos, facultades o recursos en los términos del presente instrumento. ---

- - **DÉCIMA QUINTA**. Las disposiciones contenidas en el presente Contrato que sean consideradas como ilegales o no exigibles, en el presente o en el futuro, en cualquier jurisdicción, respecto de dicha jurisdicción serán consideradas como inválidas en los

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términos de dicha prohibición o no exigibilidad, sin invalidar las demás disposiciones contenidas en el presente Instrumento, y sin afectar la validez o exigibilidad de dicha disposición en otra jurisdicción. --

- - **DÉCIMA SEXTA**. Todos los avisos, solicitudes, requerimientos, instrucciones, autorizaciones y demás comunicaciones que deban hacerse o enviarse en los términos del presente Contrato, se harán por escrito, y deberán enviarse vía fax o por correo (con solicitud de acuse de recibo) o deberán entregarse a la parte correspondiente en el domicilio o número de fax señalado al calce del presente instrumento, o respecto de cualquiera de las partes, en cualquier otro domicilio que dicha parte haya señalado mediante aviso por escrito a las demás partes. Los avisos serán considerados como recibidos, cuando sean enviados vía fax, al momento de obtener la confirmación de transmisión; cuando sean entregados personalmente, al momento de su entrega mediante el acuse de recibo correspondiente; y en caso de entrega por correo, al momento de contar con la prueba de entrega al destinatario correspondiente. El Deudor Hipotecario señala como su domicilio el ubicado en calle treinta y dos número doscientos letra A departamento doce de la Colonia García Gineres de esta ciudad de Mérida, Yucatán, Estados Unidos Mexicanos, y el de los Acreedores Hipotecarios Stewart y Lynda Resnick es el ubicado en once mil cuatrocientos cuarenta y cuatro West Olimpic Boulevard, diez th, de la ciudad de Los Angeles, California, Código Póstal noventa mil setenta y siete; y del Señor Selim K. Zilkha el ubicado en el setecientos cincuenta Lausanne Road de la ciudad de los Angeles California, Código Postal noventa mil sesenta y cuatro.---------

- - **DÉCIMA SÉPTIMA**.- Todos los avisos, comunicaciones y demás documentos entregados de conformidad con el presente instrumento, a menos que sean presentados en idioma inglés, deberán ir acompañados por su traducción al idioma inglés. ---------

- - **DÉCIMA OCTAVA**.- El Deudor Hipotecario se sujetará a las leyes del Estado de Yucatán, Estados Unidos Mexicanos. ------------------------------------

- - **DÉCIMA NOVENA**.- Para todo lo relacionado con la interpretación y cumplimiento de la presente escritura de hipoteca, el Deudor Hipotecario se somete expresamente a la jurisdicción de los tribunales competentes del lugar en donde se encuentran los Inmuebles, o a los tribunales de la Ciudad de México, Estados Unidos Mexicanos, según se señale en la demanda, renunciando expresamente a cualquier otro fuero que pudiera corresponderle por virtud de su domicilio presente o futuro, o por cualquier otra causa. ---

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- - - **VIGESIMA**.- Todos los gastos, impuestos, derechos y honorarios que se causen con motivo de esta contrato, así como la escritura de cancelación que en su caso se otorgare, honorarios de Abogados, Procuradores y Notarios que ocupen los Acreedores Hipotecarios para el cobro judicial o extrajudicial del crédito que aquí se garantiza, son y serán por cuenta única y exclusiva de la parte deudora ---------------------------

- - **VIGESIMA PRIMERA**.- Los comparecientes, en lo que a cada uno de ellos les corresponde, declaran: que aceptan la presente escritura, en los términos en que están concebidas las cláusulas anteriores. -.--

---------------------- -:**P E R S O N A L I D A D**:-----------------------

- - La señora **LAURA MELLO GONZÁLEZ**, comparece en su carácter de Apoderada Especial de la persona moral denominada **ASIDEROS GLOBALES CORPORATIVO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE**, que es persona moral de nacionalidad mexicana, con domicilio en esta ciudad, cuya legal existencia, personalidad y facultades me acredita la compareciente con los documentos públicos números ciento treinta y dos mil doscientos veintisiete de fecha veintiocho de marzo del año dos mil ocho, pasada ante la fe del Licenciado Joaquín Humberto Cáceres y Ferraez, Notario Público número Veintiuno del Distrito Federal y acta trescientos ochenta y siete de fecha veintitrés de abril del año en curso, pasada ante la fe del suscrito Notario Público; los cuales acumulo en copia certificada al apéndice de esta escritura para debida constancia, manifestando que la personalidad con que comparece no le ha sido restringido ni revocado en forma alguna hasta el día de hoy. -- ------------------

-------------------------:**G E N E R A L E S**:------------------------

I.- - La señora **LAURA MELLO GONZÁLEZ** declara: haber nacido en la Ciudad de México, Distrito Federal, el día dieciséis de enero de mil novecientos setenta, ser de treinta y ocho años de edad, casada, Abogada y con domicilio en calle Fuente del Pescador número ciento treinta y uno de la Colonia Lomas de Tecamachalco, de la ciudad de Huixquilucan, Estado de México.---

- — - La compareciente agrega ser mexicana por nacimiento e hija de madre de nacionalidad mexicana y padre de nacionalidad Italiana, con capacidad legal para obligarse y contratar, sin que nada me conste en contrario, quie se identifica ante mi, el Notario, de lo cual doy Fe; y quien con relación al Pago del Impuesto Sobre la Renta, manifesto estar al corriente al igual que su representada, sin que me lo acredite, por lo que le hice las prevenciones legales correspondientes.-----------------------

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- - - YO el Notario Público autorizante hago constar:- Que cumplí con lo dispuesto en el Artículo Cuarenta y Cinco de la Ley del Notariado vigente, en cuyo testimonio así lo dicen otorgan y firman ante Mí, siendo las doce horas con treinta minutos del día de hoy, para debida constancia.- Doy fe.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

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EXHIBIT E

FORM OF CONSENT

The undersigned acknowledges as follows:

a. The undersigned has read the foregoing Limited Liability Company Agreement (the “Agreement”), understands the contents of the Agreement, and is aware that by the provisions of the Agreement, the undersigned’s spouse or registered domestic partner agrees to certain restrictions and requirements relating to the sale or other transfer of his/her Membership Interest in the Company, including the undersigned’s community property or other ownership interest therein (if any) and any interest of the undersigned pursuant to the non-marital laws of contract or palimony.  THE UNDERSIGNED HAS HAD THE RIGHT TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING IN CONNECTION WITH THIS CONSENT AND HE OR SHE HAS HAD AMPLE OPPORTUNITY TO DO SO.  IF THE UNDERSIGNED HAS NOT CONSULTED WITH COUNSEL IN CONNECTION HEREWITH, THE UNDERSIGNED HAS KNOWINGLY AND WILLINGLY ELECTED NOT TO DO SO.

b. The undersigned (i) consents to any such restrictions and requirements, (ii) agrees to be bound by the Agreement and join therein to the extent (if any) that his or her agreement and/or joinder may be necessary, (iii) agrees that the undersigned’s spouse or registered domestic partner shall have the sole and exclusive management power with respect to the Membership Interest subject to the Agreement, (iii) agrees that the undersigned will not effect or attempt to effect any sale or other transfer of such Membership Interest, or of any interest therein, (iv) agrees that the undersigned will take no action at any time to hinder the operation of the Agreement on such Membership Interest, including the undersigned’s community property or other ownership interest therein (if any) and any interest of the undersigned pursuant to the non-marital laws of contract or palimony, and (v) agrees that the undersigned’s spouse or registered domestic partner may join in any future amendment or modification without any further signature, acknowledgement, agreement, or consent on the part of the undersigned.

c. Should the spouse or the registered domestic partner of the undersigned die and bequeath to the undersigned any interest in the Membership Interest covered by the Agreement in such a manner that no probate is required with respect thereto, or should the applicable probate laws relating to the community property or other ownership interest (if any) of the undersigned or any interest of the undersigned pursuant to the non-marital laws of contract or palimony in such Membership Interest provide, upon the death of the undersigned’s spouse or registered domestic partner, as the case may be, that the undersigned is entitled to a portion of the Membership Interest without such portion being subject to probate, or should the undersigned acquire any interest in the Membership Interest during the undersigned’s spouse’s or registered domestic partner’s life by reason of any agreement, court order, judgment or decree, or for any other reason whatsoever, then the undersigned further agrees that the undersigned shall perform all of the obligations of the undersigned’s spouse or registered domestic partner, as the case may be, imposed thereunder.

d. The undersigned shall perform any further acts and execute and deliver any further documents or procure any court orders which may be reasonably necessary to carry out the provisions of this Consent.

Name:	,
Spouse or Registered Domestic
Partner of

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